AIRCRAFT LEASE AGREEMENT
                           (MSN 22882)


      This AIRCRAFT LEASE AGREEMENT (MSN 22882), dated as of February 22, 2000 (this "Agreement" or "Lease"), is entered by and between US AIRWAYS, INC., a Delaware corporation, as lessor ("Lessor"), and VANGUARD AIRLINES, INC., a Delaware corporation, as lessee ("Lessee").

                            RECITALS:


      WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon the terms and conditions of this Lease.

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2.  DELIVERY AND ACCEPTANCE

     2.1  AGREEMENT TO LEASE

     Subject to the satisfaction or waiver of the conditions set forth herein, Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft for the Term, as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder.


     2.2  ACCEPTANCE BY LESSEE

     By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that (i) Lessee has duly accepted delivery of the Aircraft and Aircraft Documents for all purposes of this Agreement, (ii) Lessee has duly accepted the Aircraft and Aircraft Documents as being in satisfactory condition and in good working order, without defect in design, operation or fitness for use, whether or not discoverable by Lessee and (iii) the Aircraft has been duly marked in accordance with Section 7.1.3(a). Subject to the satisfaction of the conditions set forth in Section 1 of Letter Agreement No. 1, Lessee acknowledges and agrees that Lessee shall accept the Aircraft and Aircraft Documents in their respective "AS-IS, WHERE-IS" condition and that Lessee shall execute and deliver Lease Supplement No. 1, as evidence of such satisfaction and acceptance, immediately upon tender of the Aircraft and Aircraft Documents by Lessor to Lessee on the Delivery Date.

     2.3  CONDITIONS TO LESSOR'S OBLIGATIONS

     Lessor's obligation to deliver the Aircraft to Lessee for lease hereunder shall be subject to Lessor's receipt of the following documents or other evidence, and to the completion of the following actions and other requirements, in each case in form and substance satisfactory to Lessor, on or before the Delivery Date:

     (a)  This Lease, Letter Agreement No. 1 and Lease Supplement
No. 1, each executed by Lessee and Lessor;

     (b) A certificate of the corporate secretary or other officer of Lessee (i) certifying the incumbency of the person or persons authorized to execute and deliver this Lease and the other Operative Agreements and the documents related hereto and thereto on behalf of Lessee and (ii) certifying and attaching a copy of the authorizing resolutions of Lessee's Board of Directors.

     (c) A certificate signed by an authorized officer of Lessee stating that: (i) the representations and warranties of Lessee set forth in Schedule 4 hereto are true and accurate on and as of such date as though made on and as of such date (except, to the extent that such representations and warranties relate solely to an earlier date), in which case it shall state that such representations and warranties are true and accurate as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing, or would result from the lease of the Aircraft pursuant to the Lease;

     (d) An insurance certificate and broker's opinion letter signed by Lessee's insurance brokers evidencing compliance with the insurance provisions of Section 10 not later than five (5)
Business Days before the Delivery Date;

     (e) A favorable opinion of counsel to Lessee, dated the Delivery Date, insubstantially the form of Schedule 4 hereto, addressed to Lessor;

     (f)  [Intentionally Omitted]; (g)  [Intentionally Omitted];

     (h) Such other evidence as Lessor may reasonably require with respect to the satisfaction of the conditions precedent set forth in this Lease;

     (i) Lessor's receipt of the first installment of Basic Rent hereunder not later than the Delivery Date; and

     (j) Lessor's receipt of the aggregate amount of the Security Deposit not later than two (2) Business Days before the Delivery Date.

SECTION 3.  TERM, RENT AND SECURITY DEPOSIT

      3.1  TERM

      The Term of this Lease will commence on the Delivery Date and expire on the Expiration Date, unless this Agreement or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Agreement.

      3.2  RENT

           3.2.1  BASIC RENT

          During the Term, Lessee shall pay to Lessor, on each Payment Date, in the manner and in funds of the type specified in
Section 3.4, Basic Rent, monthly in advance, in the amount specified in Schedule 1 hereto.

          3.2.2  SUPPLEMENTAL RENT

          Lessee shall also pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whosoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Payment Due Rate on any part of any amount of Rent (including, without limitation, Supplemental Rent) not paid by 3:00 PM, New York City time, on the date when due, for the period from and including the date on which the same was due to, but excluding, the date of payment in full.

          3.2.3  HOURLY RENT

          Lessee shall pay with respect to each Hourly Rent
Interval, additional Rent for the use of the Aircraft during the Term as follows:

          (a)  Rent for the "Q"-Check equal to the "Q"-Check
Hourly Rate multiplied by the number of Cycle/Flight Hours
(measured to two decimal places) operated by Lessee during such Hourly Rent Interval (""Q"-Check Hourly Rent");

          (b)  Rent for each Engine equal to the Engine Hourly
Rate multiplied by the number of Cycle/Flight Hours (measured to two decimal places) operated by Lessee during such Hourly Rent
Interval (for each Engine, "Engine Hourly Rent"); and

          (c) Rent for each landing gear equal to the Landing Gear Hourly Rate multiplied by the number of Cycle/Flight Hours (measured to two decimal places) operated by Lessee during such Hourly Rent Interval (for each year, "Landing Gear Hourly Rent").

          The "Q"-Check Hourly Rent, the Engine Hourly Rent and the Landing Gear Hourly Rent shall accrue during each Hourly Rent Interval and shall be paid by Lessee to Lessor as Supplemental Rent in the manner provided by Section 3.2.2 not later than 15 days after the conclusion of the Hourly Rent Interval for which it is calculated. Concurrently with the payment thereof, Lessee shall report to Lessor the number of flight hours and cycles accumulated in respect of the Hourly Rent Interval for which payment is being made.

          All Hourly Rent is the property of Lessor. As such, Lessor may commingle all Hourly Rent payments with its general funds and Lessee has no interest therein and except as otherwise provided in this Agreement, Lessee has no right to seek to use any such payments, and all Hourly Rent Balances may be applied by Lessor in its sole and reasonable discretion to satisfy any of Lessee's obligations under the Operative Agreements.

     3.3  SECURITY DEPOSIT

     (a) Before the Delivery Date, Lessee shall pay to Lessor the aggregate amount of the Security Deposit (the "Cash Deposit") in immediately available funds, as follows: (i) Lessor hereby acknowledges receipt of the Initial Deposit; (ii) the Additional Deposit is payable by Lessee upon its execution of this Lease; and (iii) the Final Deposit is payable by Lessee not later than two (2) Business Days prior to the Delivery Date. The Cash Deposit shall be nonrefundable unless (x) the Aircraft suffers a total loss prior to the Delivery Date or (y) the Aircraft suffers material deterioration to the agreed delivery condition thereof as set forth in Letter Agreement No. 1 prior to the Delivery Date and Lessor does not undertake to correct or cause the correction of such material deterioration within 30 days after the projected delivery date of February 18, 2000. Notwithstanding the foregoing and subject to the delivery of the sixth Boeing 737-200 Advanced aircraft to Lessee from Lessor as contemplated by the LOI, and so long as no Default or Event of Default has occurred and is continuing hereunder, Lessee may substitute an irrevocable freely transferable letter of credit in the amount of the Final Deposit, in form and substance and from a U.S. bank reasonably acceptable to Lessor for the equivalent amount of the Cash Deposit ("Letter of Credit") which Letter of Credit together with the balance of the Cash Deposit shall comprise the Security Deposit. Within five (5) Business Days of Lessor's receipt of the Letter of Credit, Lessor shall promptly return the amount of the Final Deposit to Lessee.

     (b) The Security Deposit shall be held by Lessor as security for the timely payment by Lessee of all amounts payable by it hereunder, under each other Operative Agreement and any other aircraft lease agreement between Lessor or any of its Affiliates and Lessee or any of its Affiliates ("Other Lease Agreement"), so long as Lessor and/or any of its Affiliates has an interest hereunder and under any such Other Lease Agreement, and the due and punctual performance by Lessee of all of its obligations hereunder and thereunder, and Lessee hereby assigns, transfers and pledges to Lessor, and hereby grants to Lessor a first-priority security interest in, the Security Deposit to secure such payment and such performance. Lessee shall not assign, transfer, pledge or otherwise dispose of any of its rights or interests in the Security Deposit except as provided in the preceding sentence.

     (c) The Security Deposit may be assigned, pledged, or charged by Lessor to or in favor of any Permitted Transferee. Interest shall accrue on the Cash Deposit at the simple interest rate (i.e., no compounding) of three percent (3%) per annum, and such interest shall be retained in the Cash Deposit. Upon Lessee's request, Lessor shall provide to Lessee on or before January 31 of each year during the Term (or within 30 days of such request in the event that Lessee makes such request after January 1 of any year during the Term).

     (d) If an Event of Default occurs, in addition to all other rights Lessor shall have as a secured party under applicable law, Lessor may apply the Security Deposit as provided in Section
13.15 hereof. If Lessor applies all or any portion of such Security Deposit, such application shall not be deemed a cure of any such Event of Default, unless Lessee shall within three (3) Business Days after written demand therefor by Lessor cause the Cash Deposit to be restored to its original amount of $220,000 or the amount of the Final Deposit if a Letter of Credit has been furnished by Lessee and either (i) cause the credit available under the Letter of Credit comprising a portion of the Security Deposit to be restored to its original level or (ii) cause a new Letter of Credit to be issued by a bank reasonably acceptable to the Lessor in the original amount. The failure of Lessee to do so shall be an Event of Default under this Lease. The Cash Deposit may be commingled with other amounts of Lessor (or its designee). The Letter of Credit and Cash Deposit (including accrued interest) comprising the Security Deposit shall be released or returned by Lessor, within five (5) Business Days of the expiration or earlier termination of this Lease and performance by Lessee of all its obligations hereunder, and the Letter of Credit shall expire no earlier than 30 days after the return of the Aircraft to Lessor.

      3.4  PAYMENTS

      (a) Payments of Rent and any and all other amounts payable by Lessee hereunder and under any other Operative Agreement shall be paid by wire transfer of immediately available Dollars, in such manner that Lessor receives the full amount of such payments not later than 3:00 PM, New York City time, on the date when due, to the account of Lessor specified under "Payment Location" on
Schedule 2 hereto or to such other account in the United States as directed by Lessor to Lessee in writing or, in the case of any payment of Supplemental Rent expressly payable to a person other than Lessor, to the person that shall be entitled thereto to such account in the United States as such person may specify from time to time to Lessee.

      (b) Except as otherwise expressly provided herein, whenever any payment of Rent, or any other amount payable under this Agreement, Letter Agreement No. 1 or any other Operative Agreement shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

      (c) All computations of interest under this Agreement shall be made on the basis of a year of 360 days comprised of twelve 30-day months.

SECTION 4.  DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION
            1110 MATTERS

       4.1  DISCLAIMER

      UPON LESSEE'S EXECUTION AND DELIVERY OF LEASE SUPPLEMENT NO. 1, LESSOR LEASES AND LESSEE ACCEPTS AND TAKES THE AIRCRAFT IN ITS "AS-IS, WHERE-IS" CONDITION. EXCEPT AS OTHERWISE PROVIDED IN THE OPERATIVE AGREEMENTS, LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND LESSOR (i) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, AND
(iii) LESSOR DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ANY WARRANTY, REPRESENTATION, GUARANTY, LIABILITY AND OBLIGATION OF LESSOR AND ANY RIGHT, CLAIM AND REMEDY OF LESSEE AGAINST LESSOR, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW, COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE, AS TO:

       (w) THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER,

       (x)  THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH
            RESPECT TO THE AIRFRAME, ANY ENGINE, ANY PART, ANY
            DATA OR ANY OTHER THING DELIVERED, SOLD OR
            TRANSFERRED HEREUNDER,

       (y)  THE ABSENCE OF LATENT OR ANY OTHER DEFECT OR
            NONCONFORMANCE IN THE AIRFRAME, ANY ENGINE, ANY
            PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR
            TRANSFERRED HEREUNDER, WHETHER OR NOT DISCOVERABLE,
            OR

       (z)  THE ABSENCE OF ANY ACTUAL OR ALLEGED INFRINGEMENT OF
            ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE.

EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, LESSEE FURTHER WAIVES, DISCLAIMS, RELEASES AND RENOUNCES ANY LIABILITY, RIGHT, CLAIM, REMEDY OR OBLIGATION BASED ON TORT, INCLUDING STRICT LIABILITY, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF LESSOR, ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER.

      4.2  CERTAIN AGREEMENTS OF LESSOR

      So long as no Default or Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, as the case may be, or any other party to the extent the same may be assignable.

      4.3  QUIET ENJOYMENT

      So long as no Default or Event of Default shall have occurred and be continuing, Lessor shall not interfere, and shall not permit any Person lawfully claiming through Lessor to interfere, with Lessee's rights hereunder to quiet use, possession and enjoyment of the Aircraft during the Term. THE FOREGOING COVENANT IS IN LIEU OF ANY RIGHT OF LESSEE UNDER
SECTION 2A-211(1) OF THE NEW YORK UNIFORM COMMERCIAL CODE OR ANY SIMILAR LAW, WHICH RIGHT LESSEE HEREBY WAIVES, RELEASES AND
       RENOUNCES AND LESSOR EXPRESSLY DISCLAIMS.  The foregoing, however, shall not be construed or deemed to modify or condition in any respect the obligations of Lessee pursuant to Section 15, which obligations are absolute and unconditional.

      4.4  TITLE TRANSFERS BY LESSOR

      If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to Sections 5.3 or 18.1, as the case may be, then (a) Lessor shall (1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, in its respective "AS-IS, WHERE-IS" condition, (2) assign to Lessee or such other person, as the case may be, all warranties of Airframe Manufacturer, Engine Manufacturer or any other party with respect to the Aircraft, Airframe or such Engine, to the extent the same may be assignable and (3) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, as aforesaid, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessor and Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may
be) may reasonably request.

      4.5  LESSOR'S INTEREST IN CERTAIN ENGINES

      In the event Lessee shall have received from the lessor, conditional seller, indenture trustee or secured party of any airframe leased to, or purchased by, Lessee (which is subject to a lease, conditional sale, trust indenture or other security agreement) a written agreement complying with clause (b) of
Section 7.2.5, Lessor hereby agrees for the benefit of such lessor, conditional seller, indenture trustee or secured party that Lessor will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

     4.6  LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES;
          SECTION 1110 OF BANKRUPTCY CODE

      (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines, Parts and Aircraft Documents.

      (b) It is the intention of each of Lessee and Lessor that Lessor shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines, Parts and Aircraft Documents as provided in this Lease, and in any instance where more than one construction of the terms and conditions of this Lease or any other pertinent Operative Agreement is possible, or of the facts and circumstances underlying the transactions contemplated herein or therein, Lessor and Lessee agree that a construction which would create and preserve such benefits shall control over any construction which would not create and preserve such benefits. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon

      (c) Lessor and Lessee agree that, for all purposes of applicable Law, this Lease constitutes an agreement of lease and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft, Airframe, Engines, Parts or Aircraft Documents except as a lessee only.

      4.7  CONTRIBUTION BY LESSOR FOR CERTAIN MAINTENANCE AND
           OVERHAULS

      Upon submission by Lessee to Lessor of invoices, statements, certificates, receipts or mutually acceptable documentation which may include internal Lessee documents (collectively, "Maintenance Invoices") in detail reasonably satisfactory to Lessor as to the identity of the specific Airframe, Engine or landing gear, the content of the work, completion of the work, the date of completion of the work and the cost of the work from an FAA-approved maintenance facility or maintenance facility included in Lessee's FAA-approved operations specification evidencing the performance of such maintenance:

      (a) for the Airframe, for the accomplishment of a completed scheduled "Q"-Check (a major inspection and rectification of structural deficiencies or overhauls of an Airframe) in accordance with Lessee's Maintenance Program (""Q"-
Check Maintenance");

      (b) for any Engine, for performance of a completed engine shop visit (i.e. heavy maintenance visit) for an Engine which, at a minimum, includes the repair or refurbishment of one or more of the following: the hot section, the high pressure section, the high or low turbines, the low compressor or high compressor, casings, shafts, bearings, N1 Gearbox, N2 Gearbox or life limited parts (LLPs) replacement; and

      (c) with respect to any landing gear, for the performance of an overhaul of such landing gear assembly, including replacement of any LLPs ("Landing Gear Maintenance").

      Lessor shall, so long as no Financial Default or Event of Default exists, pay, as an independent obligation to (i) Lessee, or (ii) at Lessor's option, to the maintenance or overhaul facility, if Lessee has not paid such maintenance performer such amounts if they are due, in the case of "Q"-Check Maintenance, from the applicable "Q"-Check Hourly Rent Balance for such Airframe, in the case of Engine Maintenance, from the applicable Engine Hourly Rent Balance for such Engine, and, in the case of Landing Gear Maintenance, from the applicable Landing Gear Hourly Rent Balance for such gear, a sum equal to the applicable amount evidenced by such Maintenance Invoices to the extent that there are funds sufficient for such payment then remaining from the applicable Hourly Rent Balance, as the case may be. To the extent the applicable Hourly Rent Balance is insufficient to pay such Maintenance Invoice in full, the deficiency shall be the responsibility of Lessee and paid by Lessee to the applicable maintenance performer, and Lessee shall not be entitled to payment with respect to an inapplicable or insufficient Hourly Rent Balance, nor to a credit against Hourly Rent payments then payable or to be made in the future or to be made against any other Item or Part.

      Lessee understands and agrees that in no event shall Lessor be required to make any payments if there exists a zero or deficit balance in any specific Hourly Rent Balance nor shall Lessor be obliged to apply funds from any other Hourly Rent Balance or otherwise. Lessee further understands and agrees that Lessor shall have no obligation to reimburse or otherwise pay, indemnify or compensate Lessee for the cost of any maintenance or repair except as expressly and specifically enumerated in sub-clauses (a) - (c) of this Section 4.7. Without limiting the generality of the foregoing, and except as otherwise provided herein, it is understood that Lessor shall not reimburse Lessee for maintenance or repairs covered by insurance or warranty or required as a result of an airworthiness directive (including Stage 3 noise regulations), manufacturer's service bulletin, routine airframe maintenance, i.e., "A," "B," or "C" checks, non-routine or improper operations, misuse, neglect, accident, ingestion, foreign object damage or other accidental cause. No other reimbursement of Hourly Rent will be made in any other circumstances.

      Hourly Rent Balances shall bear simple interest (i.e., without compounding) at a rate of three percent (3%) per annum. Such interest shall be deemed to become part of the respective Hourly Rent Balances and may be available for the above-described maintenance.

SECTION 5.  RETURN OF AIRCRAFT

      5.1  COMPLIANCE WITH ANNEX B

      Lessee shall comply with each of the provisions of Annex B hereto, which provisions are hereby incorporated by this reference as if set forth in full herein. Without limiting any other rights of Lessor under this Lease or any other Operative Agreement, Lessee acknowledges that the provisions of this
Section 5 and of Annex B, are of the essence of this Lease and the transactions contemplated herein.

      5.2  RETURN OF OTHER ENGINES

      In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, such Engine shall be deemed to have suffered an Event of Loss as of the sixty-first day prior to the date of such return, with the effect that Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, Section 10 hereof and Annex B hereto.

      5.3  FAILURE TO RETURN AIRCRAFT

      If Lessee shall, for any reason whatsoever, fail to return the Aircraft and the Aircraft Documents at the time specified herein, all obligations of Lessee under this Lease (including,
       without limitation, the obligation to pay Basic Rent
hereunder, at a daily rate equal to (a) Basic Rent divided by 30 days for the first 15 days and (b) 150% of Basic Rent divided by 30 days for each day in excess of 15 days, shall continue in effect with respect to the Aircraft until the Aircraft is returned to Lessor in compliance with the requirements of this
Section 5 and Annex B to this Lease; provided, however, that this
Section 5.3 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or the Aircraft Documents in accordance with the requirements hereof or constitute, or be deemed to constitute, a waiver of any Event of Default resulting from Lessee's failure to return the Aircraft or the Aircraft Documents or otherwise.

SECTION 6.  LIENS

      Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine, any Part or any Aircraft Documents, title to any of the foregoing or any interest therein, or this Lease or any interest of Lessor herein, or any amount payable hereunder, including, without limitation, any Rent, except (a) the respective rights of Lessor or Lessee under the Operative Agreements, or of any Permitted Sublessee under any Permitted Sublease; (b) Lessor Liens; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7.2 and 7.3 and Section F of Annex C; (d) Liens for Taxes of Lessee (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Lessee is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor; and (f) Liens arising out of any judgment or award against Lessee (or any Permitted Sublessee), so long as such judgment shall, within 30 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 30 days after the expiration of such stay, and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor. Lessee shall promptly take such action as may be necessary duly to pay, satisfy, remove and discharge any Lien on or with respect to the Aircraft, the Airframe, any Engine, any Part or any Aircraft Documents, title to any of the foregoing or any interest therein, or this Lease or any interest of Lessor herein, or any amount payable hereunder not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine, any Part, or the Aircraft Documents and shall promptly provide to Lessor evidence of such payment, satisfaction, removal or discharge.

SECTION 7.  REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND
            RECORDS

     7.1  REGISTRATION AND OPERATION

          7.1.1  REGISTRATION AND RECORDATION

          Lessor shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act in the name of Lessor as owner and lessor, at Lessor's expense.

          7.1.2  MARKINGS

          (a) On or prior to the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to the Lessor prior to the Delivery Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth under the option "Lease Identification" in Schedule 3. Lessee shall not remove or permit the removal of such placards, except that such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this Section 7.1.2.

          (b) During the Term, Lessee may letter, paint or mark the Aircraft with the name and logo of Lessee or any Permitted Sublessee and may cause the Aircraft to bear insignia plates or other markings identifying the supplier or manufacturer of the Airframe or the Engines or any Parts. Except as provided above, Lessee will not allow the name of any person to be placed on the Airframe or on any Engine as a designation that could reasonably be interpreted as a claim of ownership.

          7.1.3  COMPLIANCE WITH LAWS

          Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair, overhaul or otherwise similarly deal with the Aircraft (a) in violation of any Law binding on or applicable to the Lessee or to the Aircraft, the Airframe or any Engine, or any of the Aircraft Documents, or to the operation, use, maintenance, service, repair or overhaul of, or similar dealings in, the Aircraft, Airframe or any Engine, or (b) in violation of any airworthiness certificate, license or registration of any Government Entity relating to Lessee or to the Aircraft, the Airframe or any Engine, except (1) immaterial or non-recurring violations of which Lessee or any Permitted Sublessee had no prior knowledge or information and with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such law, rule, regulation, order, certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft, the Airframe, any Engine or any of the Aircraft Documents or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against Lessor.

          7.1.4  OPERATION

          Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 10, or (b) in any recognized or threatened area of hostilities.

     7.2  POSSESSION

     Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, subject to the provisions of Section 7.3, that if and for so long as (a) no Event of Default shall have occurred and be continuing, (b) with respect to any sublease or transfer contemplated by Section
7.2.6 below, no Default or Event of Default shall have occurred and be continuing at the time of such sublease and (c) all approvals, consents or authorizations required by the FAA in connection with any such sublease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect, then Lessee may, without such prior written consent:

          7.2.1  INTERCHANGE AND POOLING

          Subject or permit any Permitted Sublessee to subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into in writing by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business and with any U.S. Air Carrier. If, notwithstanding the foregoing, Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 9.

          7.2.2  TESTING AND SERVICE

          Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part to the manufacturer thereof or, to the extent permitted by Section B of Annex C, to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Section D of Annex C, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine, it being understood that, with respect to Engines and Parts, delivery may be accomplished by transport on licensed or bonded common carriers qualified in the shipping and transport of such items.

          7.2.3  INSTALLATION OF ENGINES ON OWNED AIRCRAFT

          Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (a) those of the type permitted under clauses (d), (e) and
(f) of Section 6 and those that apply only to engines (other than Engines) and/or only to parts, appliances, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts), and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 7.2.1.

          7.2.4  INSTALLATION OF ENGINES ON OTHER AIRFRAMES

          Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 7.2.3 and (b) Lessee shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees, for the effective and enforceable benefit of, among others, Lessor, that neither such Person nor its successors or assigns will acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe.

          7.2.5  INSTALLATIONS OF ENGINES ON FINANCED AIRCRAFT

          Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 7.2.3 or 7.2.4 is applicable; provided, however, that in the event of any such installation, such Engine shall be deemed to have suffered an Event of Loss as of the date of such installation, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10. Until
Section 10 has been fully complied with, Lessor's interest in any such Engine shall continue in full force and effect.

          7.2.6  SUBLEASING

          With respect to the Aircraft, Airframe or any Engine, enter into a sublease with any U.S. Air Carrier or certificated
Canadian air carrier, but only if:

          (a) Lessee shall provide 15 days' advance written notice to Lessor;

          (b) At the time that Lessee enters into such sublease, no such U.S. Air Carrier or certificated Canadian air carrier shall be insolvent or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, or any similar non-ordinary course transaction, shall be seeking any reorganization or any readjustment of its debts or shall be, or shall have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;

          (c) No such sublease shall provide for payment of rent, or any amount in lieu of rent, (i) more than three months in advance, or (ii) less frequently than once every month;

          (d) Any such sublease (i) shall include provisions for the registration, maintenance, operation, possession, insurance and inspection of the Aircraft that are substantially the same as, or (from a lessor's perspective) more favorable than, the applicable provisions of Sections 7, 10 and 11, (ii) shall provide that such U.S. Air Carrier or certificated Canadian air carrier may not further sublease or transfer its interests (except transfers of the type permitted in Sections 7.2.1 through 7.2.5, inclusive) in the Aircraft, Airframe, Engines or Aircraft Documents, (iii) shall not extend beyond the end of the Term, and
(iv) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 14 to repossess the Aircraft, Airframe, Engines and Aircraft Documents and to terminate such sublease, upon the occurrence of an Event of Default;

          (e) Lessee shall furnish to Lessor evidence reasonably satisfactory to Lessor that the insurance required by Section 10 remains in effect;

          (f) All necessary action, if any, shall have been taken to continue in full force and effect (i) the perfection of Lessor's title to and interest in the Aircraft, Airframe, Engines and Aircraft Documents and (ii) Lessor's rights under this Lease;

          (g) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of, and the priority of the interest of, Lessor and Lessor's Lender, if any, in the Aircraft, Airframe, Engines and Aircraft Documents;

          (h) Each such sublease shall be assigned by Lessee to Lessor as security for the performance of all of Lessee's obligations under this Lease (with Lessee retaining all rights of sublessor thereunder, to the extent consistent with this Section 7.2.6, (i) except the right to receive rents and (ii) if and for so long as there shall not have occurred and be continuing an Event of Default);

          (i) Lessee shall reimburse the reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Lessor in connection with any such sublease; and

          (j)  For all purposes of this Section 7.2.6, the term
"sublease" shall be deemed to include interchange agreements with respect to the Aircraft or Airframe.

     7.3  CERTAIN LIMITATIONS ON SUBLEASING OR OTHER
RELINQUISHMENT OF POSSESSION

     Notwithstanding anything to the contrary in Section 7.2:

     (a) The rights of any person that receives possession of the Aircraft in accordance with Section 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (i) Lessor's right to repossess the Aircraft pursuant to Section 14, (ii) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of an Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe, Engines and Aircraft Documents subject to such transfer upon the occurrence of an Event of Default;

     (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred and no transfer of possession of the Aircraft, the Airframe or any Engine, any Part or any Aircraft Documents shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Agreement;

     (c) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 7.2 shall affect the United States registration of the Aircraft;

     (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or
(e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 7.2; and

     (e) Any Wet Lease customary in the North American commercial airline industry and entered into by Lessee for a term of less than six (6) months in the ordinary course of its business with U.S. Air Carriers and certificated Canadian air carriers that are not insolvent or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, or any similar non-ordinary course transaction, shall be seeking any reorganization or any readjustment of its debts or shall be, or shall have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 7.2.

SECTION 8.  MAINTENANCE; REPLACEMENT AND POOLING OF PARTS;
            ALTERATIONS, MODIFICATIONS AND ADDITIONS; OTHER
            LESSEE COVENANTS

      8.1  MAINTENANCE; REPLACEMENT AND POOLING OF PARTS;
           ALTERATIONS, MODIFICATIONS AND ADDITIONS

      At all times during the Term, Lessee shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein. Without limiting any other rights of Lessor under this Lease or any other Operative Agreement, Lessee acknowledges that the provisions of this Section 8 and of Annex C are of the essence of this Lease and the transactions contemplated herein.

      8.2 Information, Certificates, Notices and Reports

          8.2.1  FINANCIAL INFORMATION

          Upon Lessor's request, Lessee will furnish to Lessor to the extent not already provided pursuant to Section 8.2.3:

         (a) Within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-Q for such fiscal quarter (together with all documents containing such financial information incorporated by reference therein) will satisfy this paragraph (a).

         (b) Within 120 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such fiscal year and related statements of income and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Lessee's independent certified public accountants with respect to their audit of such financial statements; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-K for such fiscal year (including all corresponding publicly-available annual reports to stockholders, if not previously furnished) will satisfy this paragraph (b).

          8.2.2  ANNUAL CERTIFICATE

          Upon Lessor's request, within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor a certificate of Lessee, signed by any Vice President of Lessee, to the effect that such Vice President is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Operative Agreements and has made, or caused to be made under his or her supervision, a review of the transactions and condition of Lessee during the preceding fiscal year, and that such review has not disclosed the existence during such fiscal year, nor does such Vice President have knowledge of the existence as at the date of such certificate, of any Default or Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and the action Lessee has taken or is taking or proposes to take with respect thereto.

          8.2.3  SEC REPORTS

          Lessee will furnish to Lessor:

         (a) upon Lessor's request, promptly after filing with the SEC, copies of Lessee's annual reports on Form 10-K (including all corresponding publicly-available annual reports to stockholders, if not previously furnished), and quarterly reports on Form 10-Q (in each case, excluding exhibits unless Lessor requests otherwise); and

         (b) promptly after filing with the SEC, copies of current reports on Form 8-K, or any similar reports filed with the SEC (in each case, excluding exhibits unless Lessor requests otherwise), and (ii) upon Lessor's request, promptly upon distribution thereof, copies of all periodic reports furnished by Lessee to its stockholders generally.

          8.2.4  NOTICE OF DEFAULT

          Lessee will furnish to Lessor, immediately upon any senior officer or financial officer of Lessee, or other administrative officer of Lessee having any material responsibility for Lessee's day-to-day compliance with its obligations under this Lease, becoming aware that a Default or an Event of Default has occurred, a certificate of Lessee, signed by any such officer of Lessee, describing such Default or Event of Default in reasonable detail, with a statement describing the action Lessee has taken or is taking or proposes to take with respect thereto.

          8.2.5  INFORMATION FOR FILINGS

          Lessee shall promptly furnish to Lessor such information (other than with respect to the citizenship of Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor timely to file any reports required to be filed by it as lessor under the Lease with any Government Entity because of, or in connection with, the interest of Lessor in the Aircraft, Airframe, Engines or Aircraft Documents or this Lease; provided, however, that with respect to any such information which Lessee reasonably deems commercially sensitive or confidential, Lessor shall afford Lessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Lessor to file any such information, or shall consent to the filing of such information directly by Lessee in lieu of filing by Lessor and if any such waiver or consent is evidenced to the reasonable satisfaction of Lessor, then Lessee shall not be required to furnish such information to Lessor.

          8.2.6  OTHER INFORMATION

          Lessee shall provide to Lessor from time to time such other information or data as Lessor may reasonably request concerning the Aircraft, Airframe, Engines or Aircraft Documents, or Lessee's financial condition, or otherwise relating to the transactions or matters contemplated herein and in the other Operative Agreements, in each case if and to the extent within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee.

      8.3  REPRESENTATIONS AND WARRANTIES

      (a) Lessee hereby makes each of the representations and warranties set forth in Part A of Schedule 3 hereto.

      (b) Lessor hereby makes each of the representations and warranties set forth in Part B of Schedule 3 hereto.

SECTION 9.  LOSS, DESTRUCTION, REQUISITION, ETC.

      9.1  EVENT OF LOSS WITH RESPECT TO AIRCRAFT

           9.1.1  NOTICE

          (a) Upon the occurrence of an Event of Loss with respect to the Airframe, or the Airframe and the Engines and/or engines installed thereon at the time of such Event of Loss, Lessee shall promptly (and in any event within five (5) days after such occurrence) give Lessor written notice of such Event of Loss.

          9.1.2  PAYMENT OF LOSS AND TERMINATION OF LEASE

          (a) On or before the Business Day next following the earlier of (x) the sixty-first day following the date of the occurrence of such Event of Loss, and (y) the second Business Day following the receipt of insurance proceeds with respect to such occurrence (the actual date of payment being sometimes referred to as the "Event of Loss Payment Date"), Lessee shall pay to
Lessor: (A) the Stipulated Loss Value of the Aircraft, plus
(B) all unpaid Basic Rent due on or before the Event of Loss Payment Date, plus (C) all unpaid Supplemental Rent due on or prior to the Event of Loss Payment Date, minus (D) any prepaid Basic Rent applicable to the period following the date of payment in full of all amounts specified in clauses (A) - (C).

          (b) Upon payment in full of all amounts described in the foregoing paragraph (a), (i) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft shall terminate, (ii) the Term for the Aircraft shall end, and (iii) Lessor will transfer the Aircraft to Lessee in its "AS-IS, WHERE-IS" condition and subject to any insurer's salvage rights, but otherwise in the manner described in Section 4.5.

      9.2  EVENT OF LOSS WITH RESPECT TO AN ENGINE

          9.2.1  NOTICE

          Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor written notice of such Event of Loss.

          9.2.2  REPLACEMENT OF ENGINE

          Lessee shall, as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section
9.2.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine free and clear of all Liens other than Permitted Liens. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model and modification status as the Engine to be replaced thereby, or an improved model and/or modification status, and that is suitable for installation and use on the Airframe, and that has performance and durability characteristics, and a value, utility and remaining useful life, at least equal to, and is in at least as good operating condition as, the Engine to be replaced thereby (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss).

          9.2.3  CONDITIONS TO REPLACEMENT OF ENGINE

          Prior to or at the time of conveyance of title to any Replacement Engine to Lessor, Lessee shall promptly take each of the following actions at its cost and expense, and shall promptly furnish the following agreements, instruments, certificates and documents to (and in each case reasonably satisfactory in form and substance to) Lessor:

          (a) furnish Lessor with a full warranty bill of sale duly conveying to Lessor such Replacement Engine, together with such evidence of title as Lessor may reasonably request;

          (b) cause (i) a Lease Supplement subjecting such Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act and (ii) such Financing Statements and other filings, as Lessor may reasonably request, duly executed by Lessee and, to the extent applicable, Lessor (and Lessor shall execute and deliver the same), to be filed in such locations as any such party may reasonably request;

          (c) furnish such evidence of compliance with the insurance provisions of Section 10 with respect to such Replacement Engine as Lessor may reasonably request;

          (d) furnish an opinion of Lessee's counsel reasonably satisfactory to Lessor to the effect that (i) upon such conveyance, Lessor will acquire full legal and marketable title to such Replacement Engine free and clear of all Liens other than Permitted Liens, (ii) such Replacement Engine will be leased hereunder to the same extent as the Engine replaced thereby and
(iii) to such further effect as Lessor may reasonably request;

          (e)  furnish an opinion of Crowe & Dunlevy, as special
FAA counsel, at Lessee's cost and expense, as to the due recordation of each Lease Supplement with respect to such Replacement Engine and as to such other matters concerning the Act as Lessor may reasonably request;

          (f) furnish a certificate of an Appraiser, certifying that such Replacement Engine has performance and durability characteristics, and a value, utility and remaining useful life at least equal to, and is in at least as good operating condition as, the Engine so replaced, assuming such Engine was of the value, utility and remaining useful life, and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss;

          (g) take such other actions and furnish such other certificates and documents, as Lessor may reasonably request in order that such Replacement Engine be duly and properly titled in Lessor and leased hereunder to the same extent as initially required with respect to the Engine so replaced.

          9.2.4  CONVEYANCE TO LESSEE

          Upon full compliance by Lessee with the applicable terms of Sections 9.2.2 and 9.2.3, Lessor will transfer to Lessee the Airframe or Engine, as the case may be, with respect to which such Event of Loss occurred, in accordance with Section 4.4, provided that Lessor shall not be required to effect any such transfer if and for so long as there shall have occurred and be continuing any Default (other than with respect to Section 14.4 or 14.5) or Event of Default.

     9.3  APPLICATION OF PAYMENTS

     Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 10), received at any time by Lessor, Lessee or any Permitted Sublessee from any Person in respect of any Event of Loss will be applied as follows:

          9.3.1  LOSS OF AIRFRAME

          If such amounts are received, in whole or in part, with respect to the Airframe, such amounts shall be applied as follows:

          (a) first, if the sum described in Section 9.1.2 has not then been paid in full by Lessee, such amounts shall be paid to Lessor to the extent necessary to pay in full such sum;

          (b)  second, the remainder, if any, shall, subject to
Section 9.4, be paid to Lessee.

          9.3.2  LOSS OF ENGINE

          If such amounts are received with respect to an Engine under the circumstances contemplated in Section 9.2.1, such amounts shall be paid over to, or retained by, Lessor and shall be held in accordance with Section 9.4 and if, and at such time as, Lessee shall have fully complied with the applicable terms of Sections 9.2.2 and 9.2.3 with respect to the Event of Loss for which such amounts are received, such amounts shall, subject to
Section 9.4, be paid to Lessee.

      9.4  APPLICATION OF PAYMENTS DURING EXISTENCE OF DEFAULT

      Any amount described in this Section 9 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Default or an Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and the other Operative Agreements and applied to Lessee's obligations under this Lease and the other Operative Agreements as and when due. At such time as there shall not be continuing any Default or any Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 9.4.

SECTION 10.  INSURANCE

     10.1  LESSEE'S OBLIGATION TO INSURE

     Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein. Without limiting any other rights of Lessor under this Lease or any other Operative Agreement, Lessee acknowledges that the provisions of this Section 10 and of Annex D are of the essence of this Lease and the transactions contemplated herein.

     10.2  LESSOR'S RIGHT TO MAINTAIN INSURANCE

     In the event that Lessee shall fail to maintain, or cause to be maintained, insurance as herein provided, Lessor may at its option (but shall not be obligated to) provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Default or Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

     10.3  INSURANCE FOR OWN ACCOUNT

     Nothing in Section 10 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained by Lessee or Lessor that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this Section 10 and Annex D.

     10.4  APPLICATION OF INSURANCE PROCEEDS

     As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this Section 10 will be applied in accordance with Section 9.3. All proceeds of insurance required to be maintained by Lessee, in accordance with
Section 10 and Section B of Annex D, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Section 8.1, and any balance remaining after compliance with said Section 8.1 with respect to such damage or loss shall be paid over to, or retained by, Lessee.

      10.5  APPLICATION OF PAYMENTS DURING EXISTENCE OF DEFAULT

      Any amount described in this Section 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Default or an Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and the other Operative Agreements and applied to Lessee's obligations under this Lease and the other Operative Agreements as and when due. At such time as there shall not be continuing any Default or any Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 10.5.

SECTION 11.  INSPECTION

      (a) At all reasonable times Lessor and its authorized representatives (collectively, the "Inspecting Parties") may inspect the Aircraft, Airframe, Engines and Aircraft Documents and Lessee shall cooperate, and shall cause any Permitted Sublessee to cooperate, with the Inspecting Parties in connection with any such inspection (including, without limitation, permitting any such Inspecting Party to make copies of such Aircraft Documents not reasonably deemed confidential by Lessee or such Permitted Sublessee).

      (b) Subject to the provisions of Section 11(c)(ii) below, such inspection of the Aircraft hereunder shall not restrict
Lessor from opening any panels, bays, doors, etc..

      (c) With respect to such rights of inspection, Lessor shall not:

          (i) have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

          (ii) so long as no Default or Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice and so as not to unreasonably interfere with Lessee's maintenance and operation of the Aircraft, Airframe and Engines.

      (d) Each Inspecting Party inspecting the Aircraft, Airframe, Engines and Aircraft Documents hereunder shall bear its own expenses in connection with any such inspection, unless (i) a Default or Event of Default has occurred and is continuing or
(ii) such person discovers, in connection therewith, any material failure by Lessee or any Permitted Sublessee to comply with the provisions of this Lease, in each such case Lessee shall bear all such expenses.

      (e) Lessor will indemnify and hold harmless Lessee from and against all losses arising from death or injury to any Inspecting Party in connection with any such visit, inspection or survey unless arising from the gross negligence or willful misconduct of Lessee.

      (f) If requested by Lessor, Lessee shall give, or shall cause any Permitted Sublessee to give, reasonable prior notice to Lessor of the date upon which the Aircraft, Airframe or any Engine undergoes its next scheduled maintenance visit and/or next major check, and with respect to any Engine the next off-the-wing maintenance, and shall advise Lessor of the name and location of the relevant maintenance performer and shall, at least 5 days prior to commencement of such major check or maintenance, make available for inspection by Lessor all relevant Aircraft Documents at Lessee's records facility in the United States, or at such Permitted Sublessee's records facility, or at the premises of the maintenance performer.

SECTION 12.  ASSIGNMENT; MERGER; LESSEE COVENANTS

      12.1  IN GENERAL

      (a) This Lease and the other Operative Agreements shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Except as otherwise expressly permitted in Section 7.2 or 7.3, or as permitted by Section 12.2.1, Lessee will not, without the prior written consent of Lessor, assign any of its rights under this Lease.

      (b) Lessee acknowledges and agrees that Lessor shall have the absolute right to transfer or assign to any person, firm, corporation or other entity (whether or not an affiliate of Lessor), including, but not limited to, a special purpose corporation owned directly or indirectly by Lessor, any or all of Lessor's rights, obligations, benefits and interests under this Lease, including, without limitation, the right to receive Rent or any other payment due under this Lease, the right to transfer, assign or pledge title to any Item or to transfer or assign the right to purchase any Item and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the occurrence of an Event of Default, or to do any and all other things which Lessor is or may become entitled to do under this Lease; provided, however, that in the event any transfer, pledge or assignment would otherwise cause any increase in the tax indemnification obligations of Lessee, Lessee's obligations in respect of any tax indemnification obligations hereunder shall be limited to the amount that would have been payable had no such transfer, pledge or assignment taken place. Notwithstanding the foregoing, Lessor shall not transfer, assign or pledge title to the Aircraft or any Item (i) if, as a result of such transfer, assignment or pledge, the Aircraft would be deregistered or (ii) if such transferee, assignee or pledgee shall be a Person (other than a special purpose corporation owned directly or indirectly by Lessor) with a Net Worth of less than $20,000,000. Lessee agrees that no such transfer, pledge or assignment will materially change the duty of or materially increase the burden of risk imposed on Lessee, and Lessee waives any provision of applicable Law that would or might grant Lessee the right to demand assurances or compensation of any kind from the transferee or to require the transferee to take any action on account of such transfer or assignment, other than as expressly required herein. Lessee acknowledges that, if Lessor should sell or transfer to a third party all of Lessor's interest under this Lease and in the Aircraft, Lessor shall thereupon be relieved of all of its obligations hereunder (except in the case of a transfer to a special purpose corporation owned or controlled by Lessor) and Lessor's transferee (and, if the transferee is a trust, the beneficial owners of such trust) shall succeed to all of Lessor's rights, interests and obligations under this Lease as though Lessor's transferee had been the initial lessor hereunder. Lessor shall notify Lessee in writing written 10 days of any assignment or transfer pursuant to this
Section 12.1(b) (but failure to do so shall not constitute a default by Lessor under this Lease).

      (c) Without limiting the generality of Section 12.1(b), Lessee acknowledges and agrees that the terms and conditions of this Lease have been agreed to by Lessor in anticipation of its being able to sell, assign, transfer or otherwise dispose of its rights under and interests in this Lease and its rights in the Aircraft and/or its being able to grant a pledge or security interest in all or any of its rights and interest under this Lease and in the Aircraft or any Item to one or more lenders, to an agent or trustee representing such lenders, or to any other party having an interest in any Item or participation in the transaction which is the subject of this Lease, any or all of which may rely on and shall be entitled to the benefit of the provisions of this Section 12.1(c). Lessee shall, upon the written instruction of Lessor: (i) consent to and recognize any such assignment or pledge; (ii) accept the directions or demands or such assignee in place of those of Lessor; (iii) surrender any leased property only to such assignee; (iv) pay all Rent payable hereunder and do any and all things required of Lessee hereunder directly to or for the benefit of such assignee, and not terminate this Lease, notwithstanding any default by Lessor or the existence of any other liability or obligation of any kind or character on the part of Lessor to Lessee whether or not arising hereunder; provided, however, nothing herein shall constitute a waiver by Lessee of any rights or claims it may have against Lessor with respect to such default, liability or obligation; (v) not require any assignee or pledgee of this Lease to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease for which Lessor agrees to remain liable, all rights of Lessee in any such connection aforesaid being hereby waived as to any and all such assignees to the extent permitted by applicable law; (vi) expand general tax indemnity and general indemnity obligations under Sections 16 and 17 to cover, and cause to be named as loss payee/additional insured under policies of insurance maintained by Lessee under
Section 10, as instructed by Lessor, any purchaser/assignee of the Aircraft and this Lease or any lender/collateral assignee/pledgee of the Aircraft and this Lease, while maintaining such indemnity obligations for the benefit of Lessor;
(vii) extend to such assignees, representations, warranties, waivers and disclaimers of Lessee under the Operative Agreements which remain in effect on the date of any such sale, assignment, transfer, other disposition, grant or pledge, and otherwise cooperate and execute or provide any documents, certificates or opinions which Lessor may reasonably request in order to effectuate any such transfer, pledge or assignment or any of the foregoing; (viii) execute an estoppel certificate regarding the existence or absence of defaults hereunder and a consent to such financing, in each case in such form and containing such additional terms as Lessor may reasonably request and at Lessor's sole cost and expense; (ix) enter into a lease amendment and novation agreement and/or a pledge agreement between Lessor, the Pledgee and Lessee (or any permitted sublessee) in its capacity of third party holder of the pledged Aircraft in each case in such form as Lessor may reasonably request to the extent that such lease amendment and novation agreement and/or pledge agreement does not adversely affect Lessee's rights in any material respect or materially increase Lessee's obligations under the Operative Agreements; and (x) subject to mutual agreement between the parties as to schedule, Lessee will, consistent with its operational requirements, make the Aircraft and the Aircraft Documents available for inspection by any potential transferee or assignee of Lessor; provided that arrangements for such inspection are made through Lessor and that such potential transferee or assignee shall be accompanied by Lessor during such inspection. Notwithstanding the foregoing, Lessor agrees to obtain from any lender/collateral assignee/pledgee of the Aircraft or Lease on behalf of Lessee quiet enjoyment rights substantially equivalent to the rights provided under Section 4.3 hereof. Lessor further agrees that to the extent Lessee incurs reasonable out-of-pocket costs, including, without limitation, reasonable attorneys' fee, in connection with the preparation, review and execution of documentation referenced in the foregoing clauses (vii), (viii) and (ix) of this Section 12.1(c), such costs shall be for the account of Lessor.

     12.2  MERGER OF LESSEE

           12.2.1  IN GENERAL

           Lessee shall not consolidate or merge with or into any other Person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

           (a) such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District Columbia;

           (b)  such person is a U.S. Air Carrier;

           (c) such person executes and delivers to Lessor a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Lessor, containing an express assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Lessee;

           (d) such person makes such filings and recordings, including, without limitation, any filing or recording with the FAA pursuant to the Act, as shall be necessary or desirable to evidence such consolidation or merger;

           (e)  immediately after giving effect to such
consolidation or merger (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Net Worth of such person shall not be less than the Net Worth of Lessee immediately prior to such consolidation or merger; and

           (f) Lessee shall deliver to Lessor a certificate signed by the President or any Vice President of Lessee stating that such consolidation or merger and the assumption agreement described in clause (c) above comply with this Section 12.2, and an opinion in form and substance satisfactory to Lessor of outside counsel satisfactory to Lessor to the effect that the agreements entered into to effect such consolidation or merger and such assumption agreement are legal, valid and binding obligations of such person, and such other matters as Lessor may reasonably request.

           12.2.2  EFFECT OF MERGER

           Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 12.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Operative Agreements with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Operative Agreements.

     12.3  COVENANTS OF LESSEE

     Lessee covenants and agrees, at its own cost and expense, as follows:

     (a) Lessee shall at all times maintain its corporate existence, except as permitted by Section 12.2 of this Lease, and shall not wind-up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing. Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises, except that Lessee shall not be required to preserve or keep in full force and effect any right or franchise if Lessee shall reasonably determine that the preservation thereof is no longer necessary or desirable in the conduct of its business and if the loss thereof does not (i) adversely affect or diminish the rights of Lessor under the Operative Agreements or (ii) materially and adversely affect Lessee's ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

      (b) Lessee shall at all times remain a U.S. Air Carrier and shall at all times be otherwise certificated and registered to the extent necessary to entitle Lessor the rights afforded to lessors of aircraft equipment under Section 1110.

      (c) Lessee will give Lessor timely written notice (but in any event not later than three Business Days after its occurrence) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by
Section 12.3(d)(iii) as a result of such relocation.

      (d)(i) Lessee shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Lessor shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement and the other Operative Agreements; provided, however, that no such agreement, instrument, certificate or document shall adversely affect Lessor's rights in any material respect or materially increase Lessee's obligations under the Operative Agreements.

              (ii) Lessee shall promptly take such action with respect to the recording, filing, rerecording and refiling of this Lease and the supplements hereto, including, without limitation, Lease Supplement No. 1, as shall be necessary to establish, perfect and protect the interests and rights of Lessor in and to the Aircraft and under the Lease. Lessee shall furnish to Lessor such information in Lessee's possession or otherwise reasonably available to Lessee as may be required to enable Lessor to make application for registration of the Aircraft under the Act (subject to Lessee's rights under Section 7.1.2 of this Lease). Lessee shall bear the reasonable attorneys' fees and disbursements of Crowe & Dunlevy, special FAA Counsel, in connection with the filing for recordation of the FAA Filed Documents with the FAA Aircraft Registry in Oklahoma City.

              (iii) Lessee, at its sole cost and expense, will cause the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to Section 12.2 of this Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Lessor, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the UCC or similar law of any other applicable jurisdiction.

       (e) Neither Lessee nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or this Lease for sale to, or solicit any offer to acquire any such interest or Security from, or sell any such interest or Security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

SECTION 13.  EVENTS OF DEFAULT

      The occurrence of any one or more of the following circumstances, conditions, acts or events, for any reason whatsoever and whether any such circumstance, condition, act or event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Government Entity, shall constitute an Event of Default:

      13.1  PAYMENTS

      Lessee shall fail to pay any amount of Basic Rent, Supplemental Rent and/or Stipulated Loss Value within three (3) Business Days after the same shall have become due, or Lessee shall fail to pay any other amount due hereunder or under any other Operative Agreement related to this Lease and such failure shall continue for a period in excess of ten (10) days from and after the date of any written demand therefor from Lessor, accompanied by reasonably detailed invoices or other supporting documentation establishing that Lessor is entitled to the amount demanded.

      13.2  INSURANCE

      Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 10, or Lessee shall operate the Aircraft, Airframe or Engines, or permit the Aircraft, Airframe or Engines to be operated, at any time when such insurance shall not be in effect.

      13.3  CORPORATE EXISTENCE

      Lessee shall fail to maintain at all times its corporate existence (except as permitted by Section 12.2), or Lessee shall otherwise wind-up, liquidate or dissolve, or Lessee shall take or fail to take any action that would have the effect of any of the foregoing.

      13.4  CERTAIN COVENANTS

      Lessee shall not observe, perform or comply with, or shall otherwise breach, any of its obligations under Section 7.1 (other than Sections 7.1.3 and 7.1.4, which shall be subject to Section 13.5), Section 7.2 (in respect of the Aircraft or Airframe) or Sections 12.1 or 12.2.

      13.5  OTHER COVENANTS

      Lessee shall fail to observe, perform or comply with, or shall otherwise breach, any other covenant, agreement or obligation set forth herein or in any other Operative Agreement (other than the covenants, agreements and obligations set forth in the first sentence of Section 4.6 (a) of this Lease), and such failure shall continue unremedied for a period of ten (10) days (or any shorter period as may be expressly set forth in such other Operative Agreement) from and after the earliest of (i) the date of written notice thereof to Lessee and (ii) an officer of Lessee having actual or constructive knowledge of such failure to perform or observe; provided, that if the Airworthiness Certificate of an Aircraft is revoked and Lessor provides Lessee with written notice of such revocation or Lessee has actual or constructive knowledge of such revocation, any subsequent flight operation of such Aircraft shall constitute an immediate Event of Default.

      13.6  REPRESENTATIONS AND WARRANTIES

      Any representation or warranty made by Lessee herein or in any other Operative Agreement (a) shall prove to have been untrue, inaccurate or misleading in any material respect as of the date made, and (b) if curable, the same shall remain uncured for a period in excess of 10 days from and after the earlier of
(i) the date of written notice thereof to Lessee and (ii) an officer of the Lessee having actual or constructive knowledge of the falsity of such representation or warranty.

      13.7  BANKRUPTCY AND INSOLVENCY

      (a) Lessee shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Lessee in any such case, or Lessee shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or Lessee shall seek an agreement, composition, extension or adjustment with its creditors under such Laws, or Lessee's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

      (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, or granting any other relief in respect of Lessee as a debtor under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

      (c) a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

      13.8  OTHER AGREEMENTS WITH LESSOR

      Any "Event of Default" exists under any Other Lease
Agreement between Lessee and Lessor (or any Affiliate of either) so long as either Lessor or any Affiliate thereof is the owner of the Aircraft and/or the aircraft subject to such Other Lease
Agreement at the time of such "Event of Default."

      13.9  DEREGISTRATION

      Lessee causes the Aircraft to be deregistered in contravention of Section 7.1.1 hereof or ceases to be a U.S. Air
Carrier.

      13.10  TRANSFER

      Lessee wrongfully transfers possession of the Aircraft, Airframe, any Engine or any Part.

      13.11  JUDGMENTS

      A single uninsured judgment rendered by a court of competent jurisdiction against the Lessee for the payment of more than $1,000,000 is entered and not stayed, bonded (to Lessor's reasonable satisfaction), or discharged within 30 days of the date of entry.

      13.12  MATERIAL ADVERSE CHANGE

      Any Material Adverse Change, as determined by Lessor in its sole and reasonable discretion, shall occur.

      13.13  INDEBTEDNESS

      Any indebtedness (defined in the broadest context) of at least $1,000,000 in principal amount shall be accelerated by reason of default.

      13.14  OPERATIVE AGREEMENTS

      The validity or enforceability of any Operative Agreement shall be contested by Lessee.

      13.15  SECURITY DEPOSIT

      Upon the occurrence of an Event of Default hereunder, Lessor shall have the right to apply all or any portion of the Cash Deposit and to draw immediately, and without notice to Lessee, upon the Letter of Credit. One or more drawings may be made upon, or cash applied from, the Security Deposit up to the amount of Lessor's damages resulting from all existing Events of Default. If Lessor applies all or any portion of the amount so drawn or applied for the purpose of curing any Event of Default of Lessee hereunder, such Event of Default shall not be deemed cured unless Lessee shall, within three (3) Business Days after written demand therefor by Lessor, cause (i) the credit available under the original Letter of Credit or any new or replacement Letter of Credit and (ii) the Cash Deposit, together comprising the Security Deposit, to be restored to their respective levels (i.e., prior to such application or draw, as the case may be).

SECTION 14.  REMEDIES AND WAIVERS

      14.1  REMEDIES

      If any Event of Default shall occur and be continuing, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

          14.1.1  RETURN AND REPOSSESSION

          Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe, Engines and Aircraft Documents as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of Section 5 as if the Aircraft or Aircraft Documents or any part thereof were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof, are located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise (except for any thereof arising from Lessor's gross negligence or willful misconduct), and Lessee expressly waives any right it may have under applicable Law to a hearing prior to repossession of the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof.

          14.1.2  SALE AND USE

          Lessor may sell the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof, at public or private sale, at such times and places, and to such Persons (including Lessor), as Lessor may determine and, without limiting the generality of the provisions of this Section 14, Lessor may hold Lessee liable for the payment of any Basic Rent or Supplemental Rent remaining unpaid at the time of such sale and relating to any period prior to the date of such sale; or Lessor may otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 14, and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto (except in connection with any calculation of liquidated damages under Section 14.1.3(b) below and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Event of Default).

          14.1.3  CERTAIN LIQUIDATED DAMAGES

          Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section
14.1.1 or 14.1.2 with respect to the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be a Payment Date occurring not less than 10 days after the date of such notice), may demand Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

          (a) all unpaid Basic Rent and Supplemental Rent due at any time prior to the Payment Date specified in such notice; plus

          (b) whichever of the following amounts that Lessor, in its sole discretion, shall specify in such notice:

               (i) the amount, if any, by which the aggregate Rent for the remainder of the Term (determined without reference to any right of Lessor to terminate the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate, exceeds the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value periodically (equal to installment frequency) to present worth as of the Payment Date specified in such notice at the Discount Rate; or

               (ii) if Lessor shall have re-let the Aircraft, the amount, if any, by which the aggregate Rent for the Aircraft, which would otherwise have become due over the remainder of the Term (determined without reference to any right of Lessor to terminate the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth as of the date of re-letting at the Discount Rate, exceeds the aggregate basic rental payments to become due under the re-letting from the date of such re-letting to the date upon which the Term for the Aircraft would have expired but for Lessee's default, discounted periodically (equal to installment frequency) to present worth as of the date of the re-letting at the Discount Rate; plus

          (c) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

          (d) interest on the amount specified in the foregoing clause (b)(i) or (b)(ii), according to Lessor's election, at the Payment Due Rate from and including the Payment Date specified in such notice to the date of payment of such amount in full.

          14.1.4  RESCISSION, COSTS AND LOSSES

          Lessor may (i) at its option, rescind or terminate this Lease as to the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof, or (ii) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including, without limitation:

          (a) all Rent and other amounts which are or become due and payable hereunder prior to the date Lessor recovers possession of the Aircraft;

          (b) at Lessor's election, either one of the amounts determined pursuant to Section 14.1.3(b) or any lost profits suffered by Lessor as a consequence of Lessor's inability to place the Aircraft with another lessee on financial terms that are as favorable to Lessor as the terms of this Agreement;

         (c) all costs associated with Lessor's exercise of its remedies hereunder, including, but not limited to, repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs, any other out-of-pocket costs incurred by Lessor;

         (d) any loss, cost, expense or liability sustained by Lessor due to Lessee's failure to redeliver the Aircraft in the condition required by this Agreement; and

         (e) any other losses (including lost profits), damage, expense, cost or liability which Lessor suffers or incurs as a result of the Event of Default and/or termination of this Agreement, including an amount sufficient to fully compensate Lessor for any loss of or damage to Lessor's residual interest in the Aircraft caused by such Event of Default.

          14.1.5  OTHER REMEDIES

          In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this Section 14), Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after (except as otherwise provided in Sections 14.1.2, 14.1.3 and 14.1.4 hereof ) the exercise of any of the foregoing remedies and for all attorneys' fees and other costs and expenses of Lessor, including, without limitation, interest on overdue Rent at the rate as herein provided, incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft, Airframe, any Engine, the Aircraft Documents, or any part thereof, in accordance with the terms of Section 5 or in placing the Aircraft, Airframe, any Engine, the Aircraft Documents, or any part thereof, in the condition and airworthiness required by Section 5.

      14.2  RIGHT TO PERFORM FOR LESSEE

      If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Payment Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand. No such payment, performance or compliance by Lessor shall be deemed to cure any Default or Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

      14.3  DETERMINATION OF FAIR MARKET RENTAL VALUE

      For the purpose of this Section 14, the "Fair Market
Rental Value" of the Aircraft, Airframe or any Engine, or any part thereof shall be determined on an "AS-IS, WHERE-IS" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of the Aircraft, Airframe or any Engine. Any such determination shall be made by an Appraiser selected by Lessor and the costs and expenses associated therewith shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft, Airframe, Engines and Aircraft Documents pursuant to this Section 14, in which case an Appraiser shall not be appointed and Fair Market Rental Value for purposes of this Section 14 shall be zero.

      14.4  LESSOR APPOINTED ATTORNEY-IN-FACT

      Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of this and any other Operative Agreement and taking any action and executing any instrument that Lessor may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lessor may only take action or execute instruments under this Section 14.4 after a Event of Default has occurred and is continuing. Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee hereunder and are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under the Operative Agreements, upon the occurrence and during the continuation of an Event of Default, Lessor shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Aircraft, Airframe or any Engine, or this Lease and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Lease, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies.

      14.5  REMEDIES CUMULATIVE

      Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive, and except as expressly provided herein, the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

SECTION 15.  LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

      (a) Lessee's obligation to pay Rent and all other amounts payable hereunder, under Letter Agreement No. 1 or under any other Operative Agreement shall be absolute and unconditional, and shall be construed as covenants separate and independent from the agreements or undertakings of any other Person, including, without limitation, Lessor, and shall not be affected by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor, Airframe Manufacturer, Engine Manufacturer, any Indemnitee or any other Person for any reason whatsoever; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; (iv) any restriction, prevention or curtailment of or interference with any use of the Aircraft, Airframe, any Engine, Aircraft Documents, or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee or Lessor; (vi) any claim that Lessee has or might have against any Person; (vii) any failure on the part of Lessor to perform or comply with any of the terms of this Lease or any other Operative Agreement; (viii) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Agreements or any provision thereof, in each case whether against or by Lessee or otherwise; or (ix) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of Law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Basic Rent and Supplemental Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part. All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and without abatement, suspension, deferment, deduction, diminution or proration by reason of any circumstance or occurrence whatsoever. Lessee hereby waives, to the extent permitted by applicable Law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement or any part hereof, or to any abatement, suppression, deferment, diminution, reduction or proration of Rent, except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall be final as to Lessor and Lessee and, except for any manifest clerical computational error, Lessee will not seek to recover all or any part of any such payment of Rent for any reason whatsoever.

      (c) All obligations, liabilities, covenants and undertakings of Lessee in this Agreement or in any other
Operative Agreement shall be performed, observed and complied with at Lessee's sole cost and expense, whether or not so expressed, unless otherwise expressly provided.

      (d) Nothing set forth in this Section 15 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Rent, and other than the matters specified in paragraphs (b) and
(c) above).

SECTION 16.  GENERAL TAX INDEMNITY

     16.1  GENERAL

     (a)  Indemnity

     Lessee agrees to pay and, on written demand, in indemnify, protect, save and hold Lessor and any of its successors, Permitted Transferees and affiliates ("Tax Indemnitee") harmless from all license, recording, documentation and registration fees, sales and use taxes, personal property taxes, value added and any and all other taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any and all penalties, additions to tax, fines or interest thereon (collectively, "Taxes") imposed against Tax Indemnitee, Lessee or any Item of Equipment, by any Federal, state or local government or taxing authority in the United States, or territory or possession of the United States, or by any taxing authority or governmental subdivision of a foreign country or international organization, upon or in connection with or with respect to any Item of Equipment arising out of this Agreement, or upon the ownership, delivery, leasing, charter, subleasing, possession, presence, use operation, registration, change in registration, transfer or title, documentation, landing, rejection, departure, financing, maintenance, repair, overhaul, location, storage, replacement, improvement, modification, abandonment, return or other disposition thereof pursuant to this Agreement, or upon the rentals, receipts or upon the earnings of Lessee arising therefrom, or upon or with respect to this Lease or related documents and amendments and supplements hereto and thereto and the transactions contemplated thereby,

     (b)  Limitation on Indemnity

     Notwithstanding the provisions or paragraph (a) of this
Section 16.1, Lessee shall have no obligation thereunder as to
(i) Taxes based on or measured by the gross receipts or net income of Lessor (including, without limitation, capital gains taxes, minimum taxes, and taxes on tax preference items and whether imposed by withholding or otherwise) and taxes which are capital, doing business, franchise excess profits or net worth taxes and interest, additions to tax, penalties or other charges in respect thereof but excluding sales, use and similar taxes (collectively, "Income Taxes").imposed by the United States of America or by any state or local taxing authorities within the United States and Income Taxes a Tax Indemnitee by the country of tax domicile of any such Tax Indemnitee; provided, however, Lessee shall be liable for Income Taxes based on or measured by such Tax Indemnitee's net income if, but only if, (a) such taxes are in lieu of Income Taxes on any Item of Equipment which Lessee would otherwise be required to pay hereunder, or (b)such Tax Indemnitee would not otherwise be subject to Income Taxes in such taxing jurisdiction, but for use or operation of any Item of Equipment within the jurisdiction of such taxing authority or other activities or the residency of Lessee in the jurisdiction of such taxing authority; (ii) Taxes imposed upon a sale, transfer or assignment of any interest in any Item of Equipment by such Tax Indemnitee other than in the exercise of its remedies hereunder after an Event of Default or upon Lessee's request;
(iii) Taxes to the extent they exceed the Taxes which would have been imposed had there not been a sale, transfer or assignment of any interest in any Item of Equipment by Lessor, but excluding any transfer in the exercise of Lessor's remedies hereunder after an Event of Default or upon Lessee's request, (; and (iv) Taxes imposed with respect to any period prior to Delivery Date or after the return of possession of the Aircraft to Lessor in accordance with the terms of this Lease; (v) Taxes resulting from or attributable to a Lessor Lien; (vi) Taxes imposed as a result of a Tax Indemnitee's gross negligence, misconduct, breach of this Lease or misrepresentation; and (vii) Taxes for which Tax Indemnitee's entitlement to indemnification is governed by
Section 17.3. If there is a change in any law after the date hereof that results in the imposition of Taxes that would be the responsibility of Lessee under this Section 16, Lessor shall reasonably cooperate with Lessee, upon Lessee's written request and at Lessee's expense, to minimize in a lawful manner such Taxes relating to the Aircraft; provided, however, that Lessor shall not be obligated under this paragraph to take any action which in Lessor's reasonable judgment would increase Lessor's risk or expenses under, or adversely affect Lessor's financial interests in, this Lease or the Aircraft or any interest therein or which would result in any other material detriment to Lessor's commercial interests.

     16.2  AFTER-TAX NATURE OF INDEMNITY

     Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold Tax Indemnitee harmless on an after-tax basis from all Taxes required to be paid by the Tax Indemnitee with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country or international organization; provided that, if Tax Indemnitee realizes a tax benefit by reason of such payment or indemnity (whether such tax benefit shall be by means of a depreciation deduction or otherwise) and actually utilizes such benefit in reducing its Taxes, Tax Indemnitee shall pay Lessee an amount equal to the net value to Tax Indemnitee of such tax benefit when, as, if and to the extent realized (such payments not to exceed in the aggregate the amount of the related indemnity paid by Lessee including, without limitation, payments made in respect to withholding taxes under Section 16.5 hereof), but not before Lessee shall have made all payments of indemnities to Tax Indemnitee required pursuant to this Section 16; provided further, however, that if subsequent to any payment to Lessee in accordance with the foregoing, it is determined that such tax benefit is not allowable in whole or in part, Lessee shall return the appropriate portion of the payment made to Lessee by such Tax Indemnitee.. Tax Indemnitee shall in good faith use reasonable diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit.

     16.3  CONTEST

     If written claim is made against a Tax Indemnitee for any Taxes referred to in this Section 16, Tax Indemnitee shall promptly notify Lessee, provided that a failure to so notify shall not relieve the Lessee of its obligation under this Section 16 unless it actually or effectively precludes or materially adversely impacts a contest of such claim. If reasonably requested by Lessee in writing within 30 days after such notification, Tax Indemnitee shall upon receipt of an indemnity satisfactory to it and at the expense of Lessee (including, without limitation, all reasonable costs, expenses, losses, legal and accountants' fees and disbursements, penalties and interest) in good faith contest the validity, applicability or amount of such Taxes by either (i) resisting payment thereof if practicable, or (ii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that the Tax Indemnitee shall not be required to take any action to contest a claim
       unless (a) Lessee provides with such written request an opinion of independent counsel, satisfactory both as to counsel and substance, to the effect that there is a meritorious basis for such contest, (b) such action to be taken will not result in a material risk of a sale, forfeiture or loss of, or creation of a Lien (other than a Permitted Lien) on, any Item of Equipment,
(c) the Lessee acknowledges its liability under this Section 16 for any Taxes being contested, and (d) no Event of Default shall have occurred or be continuing. If Tax Indemnitee determines to pay such Taxes and seek a refund, Lessee will either pay such Taxes on Tax Indemnitee's behalf and pay Tax Indemnitee any amount due with respect to such payment pursuant to Section 16.2 hereof or will promptly reimburse Tax Indemnitee for such Taxes pursuant to Sections 16.1 and 16.2. If Tax Indemnitee shall obtain a refund of all or any part of such Taxes paid by Lessee, Tax Indemnitee shall pay Lessee the amount of such refund net of any recovery expenses; provided that such amount shall not be payable during such time as a Default or Event of Default shall have occurred and be continuing or before such time as Lessee shall have made all payments of indemnities to Tax Indemnitee then due under this Section 16 and such payment shall be limited to the amount previously paid by Lessee hereunder with respect to such Taxes. If in addition to such refund Tax Indemnitee shall receive an amount representing interest on the amount of such refund, Lessee shall be paid that proportion of such interest which is fairly attributable to the Taxes paid by Lessee prior to the receipt of such refund. In case any report or return is required to be made with respect to any obligation of Lessee under this Section 16 or arising out of this Section 16, Lessee will promptly notify Lessor of such requirement and will inform Lessor whether Lessee (i) will file such report or return in such manner as will show the ownership in Lessor of each Item of Equipment and send a copy of such report or return to Lessor or
(ii) will make such report or return for filing by Lessor in such manner as shall be satisfactory to Lessor. In the event of a contest of any Taxes hereunder, Tax Indemnitee shall apprise Lessee of all material developments with respect to such contest, shall forward copies of all material submissions made in such contest and the forum of such contest, shall consider in good faith any request concerning the conduct of any such contest and without waiving its right to be indemnified hereunder with respect to such claim shall not settle or concede any such contest without the written consent of Lessee. At Lessee's written request and at Lessee's expense (including, without limitation, all reasonable costs, expenses, losses, legal and accountant's fees and disbursements, penalties, if any, and interest). Tax Indemnitee shall appeal an adverse decision at the administrative or judicial level to the appropriate forum, provided that Tax Indemnitee shall not be required to request a hearing before the U.S. Supreme Court.

     16.4  APPLICATION OF PAYMENTS DURING EXISTENCE OF EVENT OF
           DEFAULT

     Any amount payable to Lessee pursuant to the terms of this
Section 16 shall not be paid to or retained by Lessee if at the time of such payment or retention a Financial Default or an Event of Default shall have occurred and be continuing under the Lease. At such time as there shall not be continuing any such Financial Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due.

     16.5  WITHHOLDING TAX

     Notwithstanding any other provision of this Section 16, in the event a withholding tax is imposed by a jurisdiction outside the United States in connection with any payment due by Lessee hereunder, Lessee agrees to (i) pay Tax Indemnitee an additional amount such that the net amount actually received per month by Tax Indemnitee equals the amount which Tax Indemnitee would have received under the terms hereof from Lessee had such withholding tax not been imposed, (ii) pay to the relevant taxation or other authority the full amount of the withheld tax, and (iii) provide Tax Indemnitee with proof that such tax has been paid as set forth in clause (ii).

     16.6  SURVIVAL OF INDEMNITIES

     All of the obligations of Lessee under this Section 16 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, the Tax Indemnitees and their successors and assigns.

SECTION 17.  GENERAL INDEMNIFICATION

     17.1  THE INDEMNITY

     Lessee agrees to assume liability for, and does hereby indemnify, protect, save and keep harmless Lessor and its affiliates and Permitted Transferees, and the respective directors, officers, employees, agents and servants of each of the foregoing and the successors and assigns thereof (all of the foregoing, an "Indemnitee") from and against any and all claims, damages, losses, liabilities (including, but not limited to, any claim or liability for strict liability in tort or otherwise imposed including, without limitation, liability arising under any applicable environment or noise or pollution control statute, rule or regulation), obligations, demands, suits, penalties, judgments or causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions ("Claims"), and any costs and expenses in connection therewith including, without limitation, reasonable legal fees and expenses of whatever kind and nature (whether or not also indemnified against by any other person under any other document and whether arising before, on or after the Delivery Date), which may result from or grow or arise in any manner directly or indirectly out of any one or more of the following:

     (a) the condition, ownership, manufacture, construction, design (including, without limitation, latent and other defects whether or not discoverable by Lessee or Lessor and any claim for patent, trademark or copyright infringement), acceptance, non-acceptance, rejection, delivery, lease, possession, return, disposition, use or operation during the Term (in each and every case) of the Aircraft or any Item of Equipment either in the air or on the ground (except claims arising out of the gross negligence or willful misconduct of an Indemnitee or its successors or assigns), or

     (b) from the material or any article used in the Aircraft or any Item of Equipment or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Item regardless of when such defect shall be discovered, whether or not such Aircraft or any
Item is at the time in the possession of Lessee and whether it is in the United States of America or any other country, or

     (c ) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Operative Agreement or the falsity of any representation or warranty of Lessee in any Operative Agreement or the occurrence of any Default or Event of Default, or

     (d) any claim or penalty arising out of violations of applicable Law by Lessee, or

     (e)  tort liability, or

     (f) death or property damage of passengers, shippers or others, or

     (g)  environmental control, noise or pollution, or

     (h) any Liens in respect of the Aircraft or any Item of Equipment.

     As to claims arising upon or prior to the end of the Term, the indemnities contained in this Section shall continue in full force and effect, notwithstanding the assignment, expiration or other termination of this Lease.

     17.2  EXCEPTIONS TO GENERAL INDEMNITY

     The indemnity provided for in Section 17.1 will not extend to Claims of or against any Indemnitee to the extent arising from or attributable to any one or more of the following:

     (a) The gross negligence or willful misconduct of an Indemnitee;

     (b) Acts or events occurring prior to the Delivery Date or after the return of possession of the Aircraft to Lessor in accordance with the terms of this Lease;

     (c) Claims representing Taxes, it being acknowledged that the terms of Section 16 are the exclusive provisions governing
Lessee's indemnity obligations for Taxes;

     (d) A breach by Lessor of any of the terms of this Agreement or any other Operative Agreement;

     (e) The inaccuracy of any representation or warranty made by Lessor in this Agreement or any other Operative Agreement;

     (f) Expenses which under the terms of this Agreement or any other Operative Agreement are required to be paid by an Indemnitee;

     (g) The existence, incurrence, recordation, release, discharge, assignment or enforcement of any Lessor Lien;or

(h) The sale, assignment, transfer, pledge or other disposition of the Aircraft or any interest therein or in the Operative
Agreements other than a transfer in the exercise of Lessor's remedies hereunder after an Event of Default.

     17.3  THE LESSEE WAIVER

     Lessee hereby waives and releases any claim now or hereafter existing against Lessor and any other Indemnitee on account of any and all claims, demands, suits, judgments or causes of action for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or grow or arise in any manner out of the condition, use or operation of the Aircraft or any Item, either in the air or on the ground during the Term hereof (except claims arising out of the gross negligence or willful misconduct of such Indemnitee), or which may be caused during the Term hereof by any defect (whether latent or patent) in the Aircraft or any Item from the material or any article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Item regardless of when such defect shall be discovered, whether or not such Aircraft or any Item is at the time in the possession of Lessee and whether it is in the United States of America or any other country.

     17.4  THE GROSS-UP

     Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the recipient of the indemnity harmless on an after-tax basis from all taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country; provided that, if any recipient of a payment or indemnity realizes a tax benefit by reason of such payment or indemnity (whether such tax benefit shall be by means of a depreciation deduction or otherwise), such recipient shall pay Lessee an amount equal to the sum of such tax benefit plus any tax benefit realized as the result of any payment made pursuant to this proviso, when, as, if and to the extent realized (such payments not to exceed in the aggregate the amount of the related indemnity paid by Lessee) but not before Lessee shall have made all payments or indemnities to such recipient with respect to such loss pursuant to the provisions of this Section 17; provided further, however, that if any Indemnitee loses such benefit subsequent to any payment to Lessee with respect thereto, Lessee shall indemnify such Indemnitee with respect to such loss pursuant to the provisions of Section 16 (but without regard to Section 16.1(b) thereof). Each such recipient shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit.

SECTION 18.  MISCELLANEOUS

     18.1  PURCHASE OPTIONS

     Lessor hereby grants to Lessee, or its assignee for financing purposes, an option to purchase the Aircraft on the respective dates and at the applicable Purchase Price set forth in Schedule 1 plus the amount, if any, contributed by Lessor to the performance of ADs and/or FARs pursuant to Section D.2 of Annex C attached hereto. Not less than ten (10) days prior to the Delivery Date and ninety (90) days prior to each six month anniversary of the Delivery Date, up to and including the twenty four month anniversary thereof, Lessee may give Lessor written notice irrevocably electing to purchase the Aircraft and Aircraft Documents pursuant to the provisions hereof. Should Lessee elect to purchase the Aircraft and Aircraft Documents as above provided, then Lessee shall pay such purchase price, plus all taxes, recordation fees and other charges and expenses incurred or payable in connection with such purchase, and all other amounts due and owing hereunder or in any Operative Agreement in immediately available funds, and Lessor shall transfer to Lessee all of its right, title and interest in and to the Aircraft and the Aircraft Documents, with a warranty of good title (other than for Liens arising by, through or under Lessee), in its "AS-IS, WHERE-IS" condition, and otherwise without recourse, representation or warranty, express or implied. Also, in connection with such purchase of the Aircraft and Aircraft Documents by Lessee, Lessor shall issue a credit memorandum in favor of Lessee in the amount of $100,000, which may be used by Lessee to purchase engines, parts, other equipment and/or services (including simulator time) that Lessor has for sale from time-to-time. Further, Lessor agrees to provide Lessee with a 25% discount on then-current rates for services and simulator time in the event that Lessee elects to use such credit memorandum to purchase services (including simulator time) from Lessor.

     18.2  AMENDMENTS

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

      18.3  SEVERABILITY

      If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

      18.4  SURVIVAL

      The representations, warranties, indemnities and covenants set forth herein shall survive the delivery or return of the Aircraft, the transfer of any interest of Lessor in this Agreement and the other Operative Agreements, and the expiration or other termination of this Agreement or any other Operative Agreement.

      18.5  REPRODUCTION OF DOCUMENTS

      This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

      18.6  COUNTERPARTS

      This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      18.7  NO WAIVER

      No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Agreement, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

      18.8  NOTICES

      Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement and shall be personally delivered, sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 3 hereto to, or to such other address or number as either party hereto may hereafter specify by notice to the other party hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

      18.9  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

      (a)  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY
THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAWS.  THIS AGREEMENT IS BEING
DELIVERED IN THE STATE OF NEW YORK.

      (b) Each party hereto agrees that the United States District Court for the Eastern District of Virginia and any Virginia court of general jurisdiction in the district where Lessor is located are to have nonexclusive jurisdiction to settle any disputes arising out of or relating to this Agreement and submits itself and its property to the nonexclusive jurisdiction of the foregoing courts with respect to such disputes.

      (c) Without prejudice to any other mode of service, each party hereto consents to the service of process relating to any such proceedings by prepaid mailing by air mail, certified or registered mail of a copy of the process, at the address for such party set forth in Schedule 3.

      (d)  LESSEE HEREBY:

               (i)  WAIVES TO THE FULLEST EXTENT PERMITTED BY
      LAW ANY OBJECTION WHICH LESSEE MAY NOW OR HEREAFTER HAVE TO THE COURTS REFERRED TO IN 18.9(b) ABOVE ON GROUNDS OF INCONVENIENT FORUM OR OTHERWISE AS REGARDS PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT;

               (ii) WAIVES TO THE FULLEST EXTENT PERMITTED BY
      LAW ANY OBJECTION WHICH LESSEE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN SECTION 18.9(b); AND

               (iii)AGREES THAT A JUDGMENT OR ORDER OF ANY COURT
      REFERRED TO IN SECTION 18.9(b)  IN CONNECTION WITH THIS
      AGREEMENT IS CONCLUSIVE AND BINDING ON IT AND MAY BE
      ENFORCED AGAINST IT IN THE COURTS OF ANY OTHER
      JURISDICTION.

      (e)  NOTHING IN THIS SECTION 18.9 LIMITS THE RIGHT OF
EITHER PARTY TO BRING PROCEEDINGS AGAINST THE OTHER PARTY IN
CONNECTION WITH THIS AGREEMENT:

           (i)  IN ANY OTHER COURT OF COMPETENT JURISDICTION; OR

           (ii) CONCURRENTLY IN MORE THAN ONE JURISDICTION.

      (f)  LESSEE AND LESSOR EACH HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

               (i) WAIVE ANY RIGHT OF IMMUNITY IN RELATION TO THIS AGREEMENT NO IMMUNITY FROM SUCH LEGAL PROCEEDINGS (WHICH WILL BE DEEMED TO INCLUDE WITHOUT LIMITATION, SUIT, ATTACHMENT PRIOR TO JUDGMENT, OTHER ATTACHMENT, THE OBTAINING OF JUDGMENT, EXECUTION OR OTHER ENFORCEMENT WHICH IT OR ITS ASSETS NOW HAS OR MAY IN THE FUTURE ACQUIRE; AND

               (ii) CONSENT GENERALLY IN RESPECT OF ANY SUCH PROCEEDINGS TO THE GIVING OF ANY RELIEF OR THE ISSUE OF ANY PROCESS IN CONNECTION WITH SUCH PROCEEDINGS INCLUDING, WITHOUT LIMITATION, THE MAKING, ENFORCEMENT OR EXECUTION AGAINST ANY PROPERTY WHATSOEVER (IRRESPECTIVE OF ITS USE OR INTENDED USE) OF ANY ORDER OR JUDGMENT WHICH MAY BE MADE OR GIVEN IN SUCH PROCEEDINGS.

      (g) NOTHING HEREIN SHALL, OR SHALL BE CONSTRUED SO AS TO, LIMIT THE RIGHT OF EITHER PARTY HERETO TO DEFEND OR TO ASSERT A COUNTERCLAIM IN, OR TO SEEK RECOGNITION OF OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN, ANY ACTION, SUIT OR PROCEEDING IN THE COURTS OF WHATEVER JURISDICTION THAT MAY BE APPROPRIATE IN THE OPINION OF EITHER SUCH PARTY.

      18.10  THIRD-PARTY BENEFICIARY

      This Agreement is not intended to, and shall not, provide any person not a party hereto with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

      18.11  ENTIRE AGREEMENT

      This Agreement, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties.

             [This space intentionally left blank.]

      IN WITNESS WHEREOF, Lessor and Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the day and year first above written.

                          US AIRWAYS, INC., as Lessor


                          By:/s/ Thomas A. Fink
                             Name:  Thomas A. Fink
                             Title:  Vice President - Purchasing


                          VANGUARD AIRLINES, INC., as Lessee


                          By:/s/ Robert J. Spane
                             Name: Robert J. Spane
                             Title: Chief Executive Officer
                                    and President

                             ANNEX A


                           DEFINITIONS


GENERAL PROVISIONS

     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

         (i) each of "Lessee," "Lessor" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

        (ii) words importing the plural include the singular and words importing the singular include the plural;

       (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

        (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

         (v)  the words "Agreement," "this Agreement," "hereby,"
     "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

        (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

       (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

     (b)  Each exhibit, annex and schedule to each Operative
Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

     (c)  Unless otherwise defined or specified in any Operative
Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

DEFINED TERMS

     "ACT" means Part A of Subtitle VII of Title 49, United
States Code.

     "ACTUAL KNOWLEDGE" as it applies to Lessee or Lessor, means actual knowledge of a Vice President or more senior officer of Lessor or Lessee, respectively, or any other officer of Lessor or Lessee, respectively, in each case having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Lessee and Lessor shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from the other, such notice having been given pursuant to
Section 18.8 of the Lease.

     "ADDITIONAL DEPOSIT" is defined in Schedule 1 to the Lease.

     "ADDITIONAL INSURED" is defined by reference to Section 10 of and Annex D to the Lease.

     "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "AIRCRAFT" means, collectively, the Airframe, Engines and Aircraft Documents.

     "AIRCRAFT DOCUMENTS" means all updated and current technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records, including without limitation, Airworthiness Directives (ADs) status and method of compliance and Supplemental Type Certificates (STC) amended to the latest amendment revision, that are required by the FAA, the Lease or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines or Parts, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe or Engines under
Section 5 of the Lease; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with the Lease, the Maintenance Program or applicable FAA Regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (provided, that all such materials shall be maintained in the English language); and such term shall include, without limitation, the documents described in Section N of Annex B to the Lease.

     "AIRFRAME" means (a) the Aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease.

     "AIRFRAME MANUFACTURER" means The Boeing Company, a Delaware corporation.

     "APPRAISER" means a firm of internationally recognized, independent aircraft appraisers.

     "APU" means the auxiliary power unit installed on the Aircraft on the Delivery Date, whether or not installed on the Aircraft from time to time thereafter, unless title to such APU shall not be vested in Lessor in accordance with Section 8.1 of the Lease, and any replacement or substituted auxiliary power unit installed on the Aircraft in accordance with the Lease.

     "AVIATION AUTHORITY" means the FAA.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code,
11 U.S.C. Sections 101 et seq.

     "BASIC RENT" means the rent payable for the Aircraft pursuant to Section 3.2.1 of the Lease.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Pittsburgh, Pennsylvania, or Kansas City, Missouri.

     "CITIZEN OF THE UNITED STATES" is defined in Section
40102(a)(15) of the Act and in the FAA Regulations.

     "CLOSING" means the closing of the transactions contemplated by the Lease on the Delivery Date.

     "CYCLE/FLIGHT HOURS" for the Airframe, any Engine or any landing gear, means the number of flight hours or cycles, whichever is greater, flown by Lessee on such Airframe, Engines, landing gear during such Hourly Rent Interval.

     "DAMAGE PAYMENT THRESHOLD" is defined in Schedule 1 to the Lease.

     "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Event of Default.

     "DELIVERY DATE" means the Business Day specified in Lease
Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

     "DISCOUNT RATE" is defined in Schedule 1.

     "DOLLARS," "UNITED STATES DOLLARS" or "$" means the lawful currency of the United States.

     "DOT" means the Department of Transportation of the United
States or any Government Entity succeeding to the functions of such Department of Transportation.

     "ENGINE" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

     "ENGINE HOURLY RATE" is defined in Schedule 1.

     "ENGINE HOURLY RENT BALANCE" means with respect to each Engine, all Engine Hourly Rent received by Lessor with respect to such Engine, less any payments made by Lessor for Engine
Maintenance for such Engine or as otherwise applied by Lessor in its sole and reasonable discretion in connection with an obligation of Lessee under the Operative Agreement.

     "ENGINE MANUFACTURER" means Pratt & Whitney/United
Technologies.

     "ERISA" means the Employee Retirement Income Security Act of
1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

     "EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

     "EVENT OF LOSS" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

          (a) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use;

          (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance
            settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

          (c) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property;

          (d) any seizure, condemnation, confiscation, taking or requisition of title to such property by any Government
     Entity or purported non-U.S. Government Entity;

          (e) any seizure, condemnation, confiscation, taking or requisition of use of such property, that continues until the earliest of (i) the last day of the Term, (ii) the date upon which the Aircraft is modified, altered or adapted in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (iii) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such property pursuant to the Lease (unless an indemnity in lieu of insurance is provided to Lessor in accordance with
     Section 10.4 of the Lease) or (iv) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iv) shall not apply to such loss of use); and

          (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period expiring on the earlier to occur of (i) the last day of the Term or (ii) the date that is 180 days following commencement of such prohibition, provided, that if Lessee, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, then the date that is 360 days following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that for purposes of clauses (c), (e) and (f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

     "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims (including, without limitation, claims or liabilities based or asserted upon
(a) negligence, (b) strict or absolute liability, (c) liability in tort, (d) infringement of patent, trademark or other property or other right and (e) liabilities arising out of violation of any Law), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation), including, without limitation, all such costs, expenses and disbursements incurred by any person in asserting or establishing, or in defending any claims arising out of its assertion of, any rights it may have under, or its cooperation in connection with any Expenses indemnified pursuant to, this Lease.

     "EXPIRATION DATE" means the Business Day next preceding the fifth anniversary of the Delivery Date.

     "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

     "FAA FILED DOCUMENTS" means the Lease and Lease Supplement
No. 1.

     "FAA REGULATIONS" means the Federal Aviation Regulations
(FARs) issued or promulgated pursuant to the Act from time to time.

     "FAIR MARKET RENTAL VALUE" has the meaning specified in
Section 14.4 of the Lease.

     "FINAL DEPOSIT" is defined in Schedule 1 to the Lease.

     "FINANCING STATEMENTS" means, collectively, UCC-l (and, where appropriate, UCC-3) financing statements covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Lessor as lessor for filing in the office of the Secretary of State of the State of Missouri and each other jurisdiction that, in the opinion of Lessor, is reasonably desirable.

     "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

     "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the operative Agreements.

     "HOURLY RENT" means Engine Hourly Rent, "Q"-Check Hourly
Rent and Landing Gear Hourly Rent, collectively.

     "HOURLY RENT BALANCE" means the Engine Hourly Rent Balance, the "Q"-Check Hourly Rent Balance and the Landing Gear Hourly
Rent Balance, collectively.

     "HOURLY RENT INTERVAL" means the time period commencing on the first day of each calendar month during the Term of this Lease and ending on the last day of such calendar month, except that with respect to the final Hourly Rent Interval, such period shall end on the last day of the Term of this Lease.

     "INDEMNITEE" means (a) Lessor, (b) Lessor's Lender, if any,
(c) each Affiliate of Lessor and Lessor's Lender, if any, (d) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (a) through (c), and (e) the successors and permitted assigns of the persons described in clauses (a) through (d), inclusive.

     "INITIAL DEPOSIT" is defined in Schedule 1 to the Lease.

     "LANDING GEAR HOURLY RATE" is defined in Schedule 1.

     "LANDING GEAR HOURLY RENT BALANCE" for each landing gear (i.e., one of the three (3) such gear installed on the Airframe), means all Landing Gear Hourly Rent received by Lessor with respect to such gear, less any payments made by Lessor for Landing Gear Maintenance for the applicable gear or as otherwise applied by Lessor in its sole discretion in connection with an obligation of Lessee under the Operative Agreements.

     "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government
Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "LEASE" or "LEASE AGREEMENT" means the Aircraft Lease Agreement (MSN 22882), dated as of February 22, 2000, between Lessor and Lessee, as supplemented by Lease Supplement No. 1, as the same may be subsequently amended, modified or supplemented.

     "LEASE SUPPLEMENT" means a supplement to the Lease, in the form of Exhibit A to the Lease.

     "LEASE SUPPLEMENT NO. 1" means the initial Lease Supplement, dated the Delivery Date.

     "LESSEE" means Vanguard Airlines, Inc., a Delaware corporation.

     "LESSEE PERSON" means Lessee, any sublessee, assignee or successor of Lessee or any other user, or person in possession, of the Aircraft, the Airframe or any Engine, with or without color of right, or any Affiliate of any of the foregoing (other than any Indemnitee or any Affiliate thereof).

     "LESSOR" means US Airways, Inc., a Delaware corporation, or any successor lessor under the Lease.

     "LESSOR LIEN" with respect to the Aircraft, Airframe or an Engine means (a) any Lien on such property whatsoever from time to time created by or through Lessor in connection with the financing of the Aircraft, (b) any other Lien on such property which results from acts of or claims against Lessor not related to the transactions contemplated by or permitted under this Agreement, or (c) any Lien on such property imposed as a result of Taxes against which Lessor (or any other Tax Indemnitee) is not required to be indemnified by Lessee under this Lease; provided, that any Lien that would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder, so long as (A) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or any interest therein, (B) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Permitted Sublessee), (C) Lessor is diligently contesting such Lien by appropriate proceedings, and (D) any property subject to such Lien is not then required to be conveyed to any other Person pursuant to Section 4.5 of the Lease.

     "LESSOR'S LENDER" means the financial institution(s) or other Person(s) in whose favor Lessor may, from time to time, grant a security interest in the Aircraft and/or this Lease pursuant to Section 12.1(c) of the Lease in connection with any financing made available to Lessor by such financial institution(s) or Person(s), including any trustee or collateral agent acting on behalf of any such financial institution(s) or other Person(s).

     "LETTER AGREEMENT NO. 1" means that certain Letter Agreement
No. 1, dated as of February 22, 2000 between Lessor and Lessee relating to certain matters with respect to the Aircraft.

     "LIABILITY DEDUCTIBLE" is defined in Schedule 1 to the Lease.

     "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

     "LOI" means that certain Letter of Intent dated October 29, 1999 between Lessor and Lessee, with respect to the proposed lease of six (6) Boeing Model 737-200 Advanced aircraft.

     "MAINTENANCE PROGRAM" is defined in Annex C to the Lease.

     "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative
Agreements.

      "MINIMUM LIABILITY INSURANCE AMOUNT" is defined in Schedule
1 to the Lease.

     "NET WORTH" means, for any person, the excess of its total assets over its total liabilities.

     "OFFICER'S CERTIFICATE" means, a certificate signed by the Chairman, the President, any Vice President, the Treasurer or the Secretary of such party.

     "OPERATIVE AGREEMENTS" means, collectively, the Lease, Lease
Supplement No. 1, any other Lease Supplements, Letter Agreement
No. 1, and each other agreement between Lessor and Lessee relating to the transactions contemplated by the Lease.

      "PARTS" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (including, without limitation, all avionics, the APU and Passenger Convenience Equipment, but excluding Engines or engines), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine; provided, that the term "Parts" shall not be deemed to include any Passenger Convenience Equipment if and for so long as such Equipment shall be owned by, or shall be subject to a security interest, license or other interest of, another Person (other than any Affiliate of Lessee) as provided under Section D.3 of Annex C to the Lease.

     "PASSENGER CONVENIENCE EQUIPMENT" means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft.

     "PAYMENT DATE" means the Delivery Date and the numerically corresponding day in each successive calendar month thereafter during the Term or, if any such day is not a Business Day, the immediately succeeding Business Day.

     "PAYMENT DUE RATE" is defined in Schedule 1 to the Lease.

      "PERMITTED LIEN" means any Lien described in clauses (a) through (f), inclusive, of Section 6 of the Lease.

     "PERMITTED SUBLEASE" means a sublease permitted under
Section 7.2.6 of the Lease.

     "PERMITTED SUBLESSEE" means the sublessee under a Permitted
Sublease.

     "PERMITTED TRANSFEREE" means any Person that (i) acknowledges, accepts and confirms in writing for the benefit of Lessee the obligations set forth in Section 4.3 of the Lease,
(ii) is a Citizen of the United States, (iii) is neither a commercial airline in the business of operating scheduled passenger flights nor an Affiliate of a commercial airlines and
(iv) has a minimum net worth of $20,000,000.

     "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government
Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     ""Q"-CHECK HOURLY RATE" is defined in Schedule 1 to the Lease.

     ""Q"-CHECK HOURLY RENT BALANCE" means all "Q"-Check Hourly Rent received by Lessor with respect to the Airframe, less any payments made by Lessor for "Q"-Check Maintenance for the Airframe or as otherwise applied by Lessor in its sole discretion in connection with an obligation of Lessee under the Operative Agreements.

     "RENT" means, collectively, Basic Rent and Supplemental
Rent.

     "REPLACEMENT ENGINE" means an engine substituted for an Engine pursuant to Section 5.3, 7.2, 8 or 9 of or Annex C to the
Lease.

     RETURN ACCEPTANCE SUPPLEMENT" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to Annex B to the Lease.

     "RETURN LOCATION" means Kansas City, Missouri or such other location as may be mutually agreed to by Lessor and Lessee.

     "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

     "SECTION 1110" means 11 U.S.C. Sections 1110 of the
Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

     "SECURITIES ACT" means the Securities Act of 1933.

     "SECURITY" means a "security" as defined in Section 2(1) of the Securities Act.

     "STIPULATED LOSS VALUE" is defined in Schedule 1 to the Lease.

     "SUPPLEMENTAL RENT" means all Hourly Rent, Expenses, and all other amounts, liabilities, indemnities and obligations (other than Basic Rent) that Lessee assumes or becomes obliged to or agrees to pay under the Lease to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value and payments of indemnities under the Lease.

     "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "TAX INDEMNITEE" means (a) Lessor, (b) Lessor's Lender, if any, (c) any Affiliate of Lessor, (d) each group of corporations (and each member thereof) that includes Lessor and Lessor's Leader, if any, and for which a consolidated, combined, unitary or other group tax return is filed, and (d) each of the respective successors, assigns, directors, officers, agents and servants of the persons described in clauses (a) through (c).

     "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any government or other taxing authority in any jurisdiction outside the United States, and any international taxing authority.

     "TERM" means the term of five years, commencing on the Delivery Date and ending on the Expiration Date, for which the Aircraft is leased pursuant to Section 3 of the Lease.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     U.S. AIR CARRIER" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41101 of the Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations promulgated under the Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "UNITED STATES" or "U.S." means the United States of
America; provided, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

     "U.S. GOVERNMENT" means the federal government of the United
States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     WET LEASE" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which the Airframe and such Engines or engines (i) shall at all times be in the sole possession and control of Lessee, (ii) shall be operated in all respects solely by regular employees of Lessee possessing all current certificates and licenses that are required under the Act or any FAA Regulations for the possession, use and operation of the Airframe and such Engines or engines, and (iii) shall in all events be maintained, insured and otherwise used and operated in compliance with the terms and provisions of the Lease.

                             ANNEX B





                     [INTENTIONALLY OMITTED]

                             ANNEX C


                     [INTENTIONALLY OMITTED]

                                                        ANNEX D -
                                                        INSURANCE


                          ANNEX D

                         INSURANCE


     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Lease.

A.  LIABILITY INSURANCE

     As of the Delivery Date and throughout the Term and, subject to the provisions of Section G, for a period of two years following the termination or expiration of the Lease, Lessee will carry or cause to be carried at all times, at no expense to Lessor, comprehensive airline legal liability (including, without limitation, third-party and passenger liability and property damage, including baggage (checked and unchecked), cargo and mail and premises, hangarkeeper's and products liability and contractual liability insurance with respect to the Aircraft, the Airframe and the Engines, which is:

         (i) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by Lessee of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount per occurrence;

        (ii) of the type usually carried by prudent major United States commercial air carriers, engaged in the same or similar business, similarly situated, and owning or operating similar aircraft and engines and which covers risks of the kind customarily insured against by such prudent United States commercial air carriers; and

       (iii) maintained in effect with insurers of nationally or internationally recognized reputation and responsibility and substantial financial capacity used by other major United States commercial air carriers which are reasonably acceptable to Lessor (such insurers being referred to herein as "Approved Insurers").

B.   HULL INSURANCE

     As of the Delivery Date and throughout the Term, Lessee will carry or cause to be carried at all times, at no expense to Lessor, with Approved Insurers:

          (1) "all-risk" aircraft hull insurance covering each Aircraft (including the Engines when they are installed on the Airframe or any other airframe) for an amount denominated in United States Dollars not less than the Stipulated Loss Value of the Aircraft; and

        (ii) all risk of physical loss or damage (including while in transit and including the risks of fire, flood, and earthquake, and including war and confiscation while in international transit) insurance on Engines and Parts while removed from the Aircraft (to the extent such Engines and Parts are not covered by aircraft hull insurance) in amounts not less than that usually carried by prudent major United States commercial air carriers and in no event less than the replacement cost of such Engines and Parts.

     Any policies of insurance carried in accordance with this Section B covering the Aircraft and any policies taken out in substitution or replacement for any such policies shall name Lessor as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Stipulated Loss Value pursuant to a loss payable clause in the form attached as Exhibit D-l hereto.

C.  WAR-RISK, HIJACKING AND ALLIED PERILS INSURANCE

     If Lessee (or any Permitted Sublessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine in any area of recognized or threatened hostilities, or if war-risk, hijacking or allied perils insurance is maintained by Lessee (or any Permitted Sublessee) with respect to other aircraft owned or operated by Lessee (or any Permitted Sublessee) on the same routes or in such areas, or if the Aircraft is operated outside the United States or Canada, Lessee shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than (x) the amount set forth in Section A with respect to liability coverage and (y) the values stated in Sections B(i) and (ii) with respect to hull coverage, and such insurance shall, to the extent available, cover the perils of (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power; (ii) strikes, riots, civil commotion or labor disturbances; (iii) any act of one or more Persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional; (iv) any malicious act or act of sabotage; (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority; and (vi) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or any Engine or any airframe on which any Engine is installed or of crew in flight (including any attempt at such seizure or control) made by any Person or Persons on board the Aircraft or such airframe acting without the consent of Lessee.

D.  GENERAL PROVISIONS

     Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

          (i) shall name each Indemnitee as an additional insured (collectively, the "Additional Insureds");

        (ii) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

       (iii) by means of an endorsement submitted to and approved by Lessor, prior to the Delivery Date, shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Lessee (or any Permitted Sublessee) or any other Person and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Lessee (or any Permitted Sublessee) or any other Person;

        (iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for (a) except only in the case set forth in subclause (b) below, 30 calendar days after receipt by Lessor of written notice by such insurers of such cancellation, lapse or change or (b) in respect of war, hijacking and related perils insurance required under Section C, seven days (or such shorter period as may be available in the international insurance market with respect to such insurance) after the receipt by Lessor of written notice of such cancellation, lapse or change, as the case may be;

         (v) shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

        (vi) shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim or other deduction against any Additional Insured;

       (vii) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

      (viii) shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

        (ix) shall provide that none of the Additional Insureds shall be liable for any insurance premium;

         (x)  shall contain a 50/50% Clause per Lloyd's Aviation
     Underwriters' Association Standard Policy Form AVS 103 or it's current equivalent; and

          (xi) shall contain endorsements reversing any data recognition exclusions; and

        (xii) shall specifically refer to this Annex D.

E.   REPORTS AND CERTIFICATES; OTHER INFORMATION

     On or prior to the Delivery Date and on or prior to each renewal date of its insurance policies, Lessee will furnish or cause to be furnished to Lessor insurance certificates describing in reasonable detail the hull and liability insurance (and property insurance for detached Engines and Parts) and a report, signed by a nationally recognized insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid, (b) such insurance complies with the terms of this Annex D, and (c) such insurance provides coverage against risks that are customarily insured against by major United States commercial air carriers. Such Insurance Broker shall further agree to advise Lessor in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines or cause the cancellation or termination of such insurance, and to advise Lessor in writing at least 30 days (seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex D. The Additional Insureds shall also be entitled to such other information as they may reasonably request of Lessee, the Approved Insurers or the Insurance Broker from time to time with respect to the insurances to be provided hereunder.

F.   RIGHT TO PAY PREMIUMS

     The Additional Insureds shall have the rights but not the obligations of an additional named insured. Neither Lessor nor any other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, the insurer shall agree that, in the event of cancellation of any insurance due to the nonpayment of premiums, Lessor shall have the option, in its sole discretion, to pay any such premium reasonably set by insurers in respect of the Aircraft Engines and Parts that is due in respect of the coverage pursuant to the Lease and to maintain such coverage, as Lessor may require, until the natural expiration date of such insurance.

G.  EXPIRATION OR TERMINATION OF THE LEASE

     Lessee covenants and agrees that, upon expiration or termination of the Lease, it shall carry the following insurance coverage:

     (a) During each portion of the two-year period following such expiration or termination that Lessee shall be the owner or operator of the Aircraft or any Engine (whether resulting from the purchase of the Aircraft or any Engine from Lessor or otherwise), Lessee shall carry or cause to be carried, at its own expense, liability insurance of the types and in the amounts required under Section A and containing the terms set forth in Section D in regard to each Indemnitee, each of whom shall be named as an Additional Insured thereunder; and

          (b) During each portion of such two-year period that Lessee shall not be the owner or operator of the Aircraft or any Engine, Lessee shall carry or cause to be carried products (completed operations) liability insurance in the amount required under Section A and containing the terms set forth in Section D in regard to each Indemnitee, each of whom shall be named as an Additional Insured thereunder.

                LOSS PAYABLE CLAUSE (HULL)


(1) All losses shall be adjusted by Lessee, unless Lessor shall have notified the underwriters that any Default or an Event of Default has occurred and is continuing, in which event all losses shall be adjusted by Lessor or its designee.

(2) (a) The sum in respect of which the Aircraft, Airframe and Engines are insured for total loss or the sum negotiated in settlement of a constructive or compromised or agreed or arranged total loss shall be paid in full to Lessor as exclusive loss payee in United States Dollars without any deduction or deductions whatsoever to an account in the United States designated by Lessor;

     (b) All recoveries, in respect of repairable damage to the Aircraft, Airframe or Engines, or the loss or destruction of any Engine, not exceeding the Damage Payment Threshold in any one case, shall be paid in full to Lessee; provided, however, that if Lessor shall have notified the underwriters that any Default or an Event of Default has occurred and is continuing, all such recoveries shall be paid in full to Lessor; and

     (c) All recoveries in respect of repairable damage to the Aircraft, Airframe or Engines, or the loss or destruction of any Engine, exceeding the Damage Payment Threshold in any one case shall be paid in full to Lessor as exclusive loss payee in United States Dollars to an account in the United States designated by Lessor.

                                             EXHIBIT A -
                                          LEASE SUPPLEMENT

                 LEASE SUPPLEMENT NO. 1

     LEASE SUPPLEMENT No. 1, dated ________, 2000, between  US
Airways, Inc., a Delaware corporation ("Lessor"), and Vanguard
Airlines, Inc., as Lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement dated as of February 22, 2000, relating to one Boeing Model 737-200 Advanced aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of this Lease Supplement for the purpose of evidencing the effectiveness of the Lease with respect to the Aircraft and Engines.

     The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease
Supplement is attached and of which this Lease Supplement is a part, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:


     1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model 737-200 Advanced aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

         (i)  Airframe:  U.S. Registration No. N270AU;
     manufacturer's serial no. 22882; and

        (ii) Engines: two (2) Pratt & Whitney JT8D-15 engines bearing, respectively, manufacturer's serial nos. P700178 and P654988 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     3. Lessee hereby confirms its agreement to pay Lessor Rent for the Aircraft in accordance with Section 3, and the other provisions, of the Lease.

     4. Lessee hereby confirms to Lessor that Lessee has duly accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Operative Agreements.

     5. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

     6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     7. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart that states on the signature page thereof that it is the original chattel paper counterpart.


             [This space intentionally left blank.]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.


                 US AIRWAYS, INC.,
                 as Lessor


                 By______________________________
                   Name:
                   Title:


                 VANGUARD AIRLINES, INC.,
                          as Lessee


                 By______________________________
                   Name:
                   Title:

                                  SCHEDULE 1 - CERTAIN TERMS



                       CERTAIN TERMS


DEFINED TERM                       DEFINITION

Additional Deposit                 $55,000

Basic Rent                         $110,000 per month


Damage Payment Threshold           $1,000,000

Discount Rate                      The highest rate for Federal
                                   Funds as quoted in the Wall
                                   Street Journal on the
                                   Business Day preceding the
                                   date of determination.

Engine Hourly Rate                 $95.00 per flight hour or
                                   flight cycle, whichever is
                                   greater

Final Deposit                      $110,000

Initial Deposit                    $55,000

Landing Gear Hourly Rate           $14.00 for the shipset of
                                   landing gears per flight
                                   hour, allocated $4.00 per
                                   flight hour for each of the
                                   two main gear and $6.00 per
                                   flight hour for the nose gear

Liability Deductible               $500,000

Minimum Liability Insurance        $500,000,000
Amount

Payment Due Rate                   The lesser of (a) the
                                   Citibank, N.A.'s prime rate
                                   plus 2% or (b) the maximum
                                   rate permitted under
                                   applicable Law

                                  SCHEDULE 1 - CERTAIN TERMS



Purchase Price                     Delivery Date:  $6,150,000
                                   Six Month Anniversary:
                                   $5,800,000
                                   Twelve Month Anniversary:
                                   $5,450,000
                                   Eighteen Month Anniversary:
                                   $5,100,000
                                   Twenty Four Month
                                   Anniversary:  $4,750,000

"Q"-Check Hourly Rate              $75.00 per flight hour
                                   (provided, however, this rate
                                   will be reviewed following
                                   the initial "Q"-Checks
                                   performed on the first four
                                   (4) 737-200 Advanced aircraft
                                   to be leased by Lessor to
                                   Lessee (as contemplated by
                                   the LOI) based on the total
                                   agreed costs applicable to
                                   such "Q"-Checks.  The maximum
                                   rate will be $80.00 and the
                                   minimum will be $70.00.  If
                                   the parties do not mutually
                                   agree to a revised rate, the
                                   rate shall remain at $75.00
                                   per flight hour.

Stipulated Loss Value              $7,072,500

                                  SCHEDULE 2 -
                           LEASE IDENTIFICATION, ETC.



LEASE IDENTIFICATION AND OTHER INFORMATION

Lease Identification:    "Leased from US Airways, Inc. as Owner
                         and Lessor"

Lessee's Address:        Vanguard Airlines, Inc.
                         533 Mexico City Avenue
                         Kansas City, MO  64153
                         Attention: Chief Financial Officer
                         Telephone: (816) 243-2121
                         Telecopy: (816) 243-2165
                         With a copy to:Brian S. Gilman
                         Vice President and General Counsel
                         Vanguard Airlines, Inc.
                         533 Mexico City Avenue
                         Kansas City, MO  64153
                         Telephone:  (816) 243-2102
                         Telecopy:    (816) 243-2165

Lessor's Address:        US Airways, Inc.
                         Crystal Park Four
                         2345 Crystal Drive
                         Arlington, VA 22227
                         Attention: Stuart Peebles
                         Director - Aircraft Sales
                         Telephone: (703) 872-7504
                         Telecopy: (703) 872-7515
                         With a copy to:
                         Howard L. Wu
                         Associate General Counsel
                         US Airways, Inc.
                         Crystal Park Four
                         2345 Crystal Drive, 8th Floor
                         Arlington, VA 22227
                         Telephone:  (703) 872-5228
                         Telecopy:  (703) 872-5252

Payment Location:        PNC Bank
                         Pittsburgh, Pennsylvania
                         United States of America
                         For the account of
                         Account Number: 101-09-29184
                         For the account of: US Airways, Inc.
                         ABA Number 043000096
                         Reference: Vanguard MSN 22882

                                   SCHEDULE 3 -
                         REPRESENTATIONS AND WARRANTIES -
                                      PART A



REPRESENTATIONS AND WARRANTIES


PART A.   LESSEE'S REPRESENTATIONS AND WARRANTIES

      Lessee represents and warrants to Lessor, as of the date hereof, that:

             (i) Lessee is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in the State of Missouri and in all other jurisdictions required by Law or in which the nature and extent of the business conducted by it, or the ownership of its properties, makes such qualification necessary or desirable except where the failure to be so qualified would not give rise to a Material Adverse Change to Lessee.

             (ii) Lessee has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of each of the Operative Agreements and the performance of its obligations thereunder.

             (iii) The execution and delivery by Lessee of the Operative Agreements and the performance by Lessee of its obligations thereunder do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate or contravene any Law applicable to or binding on Lessee, or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as permitted under this Lease) upon any property of Lessee or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is or may be bound or affected.

             (iv) The execution and delivery by Lessee of the Operative Agreements and the performance by Lessee of its obligations thereunder do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessee and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

             (v)  The Operative Agreements have been duly
authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessee and are enforceable against Lessee in accordance with the respective terms thereof, except as such
       enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             (vi) Except as set forth in Lessee's most recent Annual Report on Form 10-K or its Quarterly Report on Form 10-Q filed by Lessee with the SEC on or prior to the Delivery Date (copies of which (excluding exhibits), in each case, have been furnished to Lessor by Lessee), no action, claim or proceeding is now pending or, to the Actual Knowledge of Lessee, threatened, against Lessee, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign government or any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Material Adverse Change to Lessee.

             (vii) Lessee has filed or caused to be filed all material tax returns, reports and statements that are required to be filed and has paid or caused to be paid all taxes shown to be due and payable by such returns, reports or statements and any tax assessments received by Lessee to the extent that such taxes have become due and payable (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided except where the failure to do so would not have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Operative Agreements).

             (viii) The audited consolidated balance sheet of Lessee as of December 31, 1998 and the related consolidated statements of cash flows and nonredeemable preferred stock and common stockholders' deficit for the period then ended (copies of which have been furnished to Lessor) have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since December 31, 1998 there has been no material adverse change in such financial condition or operations, except for matters disclosed in the financial statements referred to above or in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the date hereof (copies of which (excluding exhibits) have been delivered to Lessor by Lessee).

             (ix)  Except for (a) the filing for recordation
(and recordation) of the FAA Filed Documents, (b) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), (c) the taking of possession and retention by Lessor of the original counterparts of the Lease and Lease Supplement No. 1 and (d) the affixation of the nameplates referred to in Section 7.1.3 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the
UCC) is necessary or advisable in order to establish and perfect the right, title or interest of Lessor in the Aircraft and the Lease, as against Lessee or any other Person, in each case, in any applicable jurisdictions.

               (x) The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is located at 533
Mexico City Avenue, Kansas City, MO  64153.

             (xi) No event which, if the Aircraft were subject to the Lease, would constitute a Default or Event of Default has occurred and is continuing.

             (xii) No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Lessee, no circumstance, condition, act or event occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

             (xiii)(A)  Lessee is not in default under, or in
violation of, any Law applicable to Lessee or to which Lessee is subject, the violation of which would give rise to a Material
Adverse Change to Lessee.

                     (B)  Without limiting the generality of
Part A, Section (xiii)(A) of this Schedule 3:

                         (I)  Lessee is a U.S. Air Carrier;

                         (II)  Lessee holds all licenses, permits
and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee;

              (xiv) No Person acting on behalf of Lessee other than IAMG is or will be entitled to any broker's fee, commission or finder's fee in connection with the transactions contemplated by the Lease and the other Operative Agreements.

               (xv)  Lessor, as lessor under the Lease, is
entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

                                   SCHEDULE 3 REPRESENTATIONS
                                     AND WARRANTIES - PART B



PART B.   LESSOR'S REPRESENTATIONS AND WARRANTIES


      Lessor represents and warrants to Lessee, as of the date hereof, that:

             (i) Lessor is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Operative Agreements.


             (ii) Lessor has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of each of the Operative Agreements, and the performance of its obligations thereunder.

             (iii) The execution and delivery by Lessor of the Operative Agreements, the performance by Lessor of its obligations thereunder and the consummation by Lessor on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate or contravene any provision of the Certificate of Incorporation or By-Laws of Lessor, (b) violate or contravene any Law applicable to or binding on Lessor of or (c) violate, contravene or constitute any default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessor is a party or by which Lessor or any of its properties is or may be bound or affected.

             (iv) The execution and delivery by Lessor of the Operative Agreements, the performance by Lessor of its obligations thereunder and the consummation by Lessor on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessor and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

             (v)  The Operative Agreements have been duly
authorized, executed and delivered by Lessor and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessor and are enforceable against Lessor in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

             (vi) Lessor shall have the right to lease the Aircraft to Lessee in accordance with the terms hereof.

             (vii)     Lessor is a Citizen of the United States.

             (viii)  On the Delivery Date, there are no Lessor
Liens in respect of the Aircraft.

              (ix)  There are no pending or, to the Actual
Knowledge of Lessor, threatened actions or proceedings against Lessor before any court, administrative agency or tribunal which, if determined adversely to Lessor, would materially adversely affect the ability of Lessor to perform its obligations under the Operative Agreements.

               (x) No Person acting on behalf of Lessor is or will be entitled to any broker's fee, commission or finder's fee in connection with the transactions contemplated by the Lease and the other Operative Agreements.

                                   SCHEDULE 4 -
                         OPINION OF LESSEE'S COUNSEL



               FORM OF OPINION OF LESSEE'S COUNSEL



                            [TO COME]

     THIS AIRCRAFT LEASE AGREEMENT CONTAINS CONFIDENTIAL AND
                     PROPRIETARY INFORMATION

______________________________________________________________________


                    AIRCRAFT LEASE AGREEMENT

                           (MSN 22882)

                  Dated as of February 22, 2000

                             Between


                        US AIRWAYS, INC.

                             Lessor

                               and

                     VANGUARD AIRLINES, INC.

                             Lessee


           One Boeing Model 737-200 Advanced Aircraft
        Bearing United States Registration No. N270AU and
             Bearing Manufacturer's Serial No. 22882
            with two Pratt & Whitney JT8D-15 Engines
  Bearing Engine Manufacturer's Serial Nos. P700178 and P654988

______________________________________________________________________
______________________________________________________________________

This Aircraft Lease Agreement has been executed in multiple counterparts; to the extent, if any, that this Aircraft Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor's right, title and interest in and to this Aircraft Lease Agreement may be perfected through the delivery or possession of any counterpart of this Aircraft Lease Agreement other than the counterpart of this Aircraft Lease Agreement that states on the signature page thereof that it is the original chattel paper counterpart.

                        TABLE OF CONTENTS

                                                  Page

SECTION 1. DEFINITIONS AND CONSTRUCTION                    1

SECTION 2. DELIVERY AND ACCEPTANCE                         1
          2.1 Agreement to Lease                           1
          2.2 Acceptance by Lessee                         1
          2.3 Conditions to Lessor's Obligations           2

SECTION 3. TERM, RENT AND SECURITY DEPOSIT                 3
          3.1 Term                                         3
          3.2 Rent                                         3
          3.3 Security Deposit                             4
          3.4 Payments                                     5

SECTION 4. DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR;
          SECTION 1110 MATTERS                             5
          4.1 Disclaimer                                   5
          4.2 Certain Agreements of Lessor                 6
          4.3 Quiet Enjoyment                              7
          4.4 Title Transfers by Lessor                    7
          4.5 Lessor's Interest in Certain Engines         7
          4.6 Lease For U.S. Federal Income Tax Law
                  Purposes; Section 1110 of Bankruptcy
                  Code                                     8
          4.7 Contribution by Lessor for Certain
                  Maintenance and Overhauls                8

SECTION 5. RETURN OF AIRCRAFT                             10
          5.1 Compliance with Annex B                     10
          5.2 Storage and Related Matters                 10
          5.3 Return of Other Engines                     10
          5.4 Failure to Return Aircraft                  10

SECTION 6. LIENS                                          11

SECTION 7. REGISTRATION, OPERATION, POSSESSION,
          SUBLEASING AND RECORDS                          12
          7.1 Registration and Operation                  12
          7.2 Possession                                  13
          7.3 Certain Limitations on Subleasing or
                  Other Relinquishment of Possession      15

SECTION 8. MAINTENANCE; REPLACEMENT AND POOLING OF
          PARTS; ALTERATIONS, MODIFICATIONS AND
          ADDITIONS; OTHER LESSEE COVENANTS               16
          8.1 Maintenance; Replacement and Pooling of
                  Parts; Alterations, Modifications and
                  Additions                               16
          8.2 Information, Certificates, Notices and
                  Reports                                 16
          8.3 Representations and Warranties              18

SECTION 9. LOSS, DESTRUCTION, REQUISITION, ETC.           18
          9.1 Event of Loss With Respect to Aircraft      18
          9.2 Event of Loss With Respect to an Engine     19
          9.3 Application of Payments                     21
          9.4 Application of Payments During Existence
                  of Default                              21

SECTION 10 INSURANCE                                      21
          10.1 Lessee's Obligation to Insure              21
          10.2 Lessor's Right to Maintain Insurance       22
          10.3 Insurance for Own Account                  22
          10.4 Application of Insurance Proceeds          22
          10.5 Application of Payments During Existence
                  of Default                              22

SECTION 11. INSPECTION                                    22

SECTION 12. ASSIGNMENT; MERGER                            23
          12.1 In General                                 23
          12.2 Merger of Lessee                           25
          12.3  Covenants of Lessee                       26

SECTION 13. EVENTS OF DEFAULT                             27
          13.1 Payments                                   27
          13.2 Insurance                                  27
          13.3 Corporate Existence                        28
          13.4 Certain Covenants                          28
          13.5 Other Covenants                            28
          13.6 Representations and Warranties             28
          13.7 Bankruptcy and Insolvency                  28
          13.8 Other Agreements with Lessor               29
          13.9 Deregistration                             29
          13.10 Transfer                                  29

          13.11 Judgments                                 29
          13.12 Materially Adverse Effect                 29
          13.13 Indebtedness                              29
          13.14 Operative Agreements                      30
          13.15 Security Deposit                          30

SECTION 14. REMEDIES AND WAIVERS                          30
          14.1 Remedies                                   30
          14.2 Right to Perform for Lessee                33
          14.3 Determination of Fair Market Rental
                  Value                                   33
          14.4 Lessor Appointed Attorney-in-Fact          33
          14.5 Remedies Cumulative                        34

SECTION 15. LESSEE'S OBLIGATIONS; NO SETOFF,
          COUNTERCLAIM, ETC.                              34

SECTION 16. GENERAL TAX INDEMNITY                         35
          16.1 General                                    35
          16.2 After-Tax Nature of Indemnity              36
          16.3 Contest                                    37
          16.4 Application of Payments During Existence
                  of Event of Default                     38
          16.5 Withholding Tax                            38
          16.6 Survival of Indemnities                    38

SECTION 17. GENERAL INDEMNIFICATION                       38
          17.1 The Indemnity                              38
          17.2 The Lessee Waiver                          39
          17.3 The Gross-Up                               40

SECTION 18. MISCELLANEOUS                                 40
          18.1 Purchase Options                           40
          18.2 Amendments                                 41
          18.3 Severability                               41
          18.4 Survival                                   41
          18.5 Reproduction of Documents                  41
          18.6 Counterparts                               42
          18.7 No Waiver                                  42
          18.8 Notices                                    42
          18.9 Governing Law; Submission To
                  Jurisdiction; Venue                     42

          18.10 Third-Party Beneficiary                   44
          18.11 Entire Agreement                          44

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A      Definitions
ANNEX B      Return Conditions
ANNEX C      Maintenance
ANNEX D      Insurance

EXHIBIT A    Form of Lease Supplement

SCHEDULE  1  Certain Terms
SCHEDULE  2  Lease Identification and Other Information
SCHEDULE  3  Representations and Warranties
SCHEDULE  4  Opinion of Lessee's Counsel